UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Shore Bancshares, Inc.

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28969 Information Lane
Easton, Maryland 21601

Dear Fellow Shareholder:

It is my pleasure to invite you to join us at the Annual Meeting of Shareholders (our “Annual Meeting”) of Shore Bancshares, Inc. (the “Company”) to be held at The Tidewater Inn, 101 East Dover Street, Easton, Maryland 21601 at 11:00 a.m., local time, on Wednesday, April 27, 2016.

In order to simply and effectively explain the matters to be addressed at our Annual Meeting, we have included a Proxy Statement Summary starting on page 1 that highlights the detailed information included in the Proxy Statement. We have also included a Compensation Discussion and Analysis that begins on page 24, which discusses how our executives’ pay is linked to our performance and clearly explains our executive compensation philosophy and practices. We, together with our Board of Directors (the “Board”), feel that it is important to provide you with the information you are looking for in a way that is easy to understand.

At this year’s meeting, we will vote on the election of four Class I directors to serve for a three-year term ending at the 2019 annual meeting of shareholders, the election of two Class II directors to serve for a one-year term ending at the 2017 annual meeting of shareholders, the election of one Class III director to serve for a two-year term ending at the 2018 annual meeting of shareholders, the ratification of the appointment of Stegman & Company as the Company’s independent registered public accounting firm, the adoption of a non-binding advisory resolution approving the compensation of the Company’s named executive officers and the approval of the Shore Bancshares, Inc. 2016 Stock and Incentive Compensation Plan. In addition, we will transact any other business that may properly come before the Annual Meeting and at any adjournments or postponements thereof. The Board is not aware of any other business that will be presented for consideration at the Annual Meeting.

We are distributing our proxy materials to shareholders via the internet under the “Notice and Access” rules of the U.S. Securities and Exchange Commission. We believe this expedites shareholders’ receipt of proxy materials, lowers the annual meeting costs and conserves natural resources. As a result, we are mailing to many shareholders a Notice of Internet Availability of Proxy Materials (“Notice”), rather than a paper copy of the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The Notice contains instructions on how to access the proxy materials online, vote online and obtain, if desired, a paper copy of our proxy materials.

Your vote is very important. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the Annual Meeting even if you cannot attend.

March 15, 2016

Sincerely,

Lloyd L. “Scott” Beatty, Jr.
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting of Shareholders to be Held on April 27, 2016:

Our Proxy Statement, form of Proxy, the 2015 Annual Report, and our Annual Report on Form 10-K for the year ended December 31, 2015, are available on the Internet at www.proxyvote.com and on our corporate website at www.shorebancshares.com under the “Governance Documents” link.

Information on this website, other than the Proxy Statement, is not a part of the enclosed
Proxy Statement

28969 Information Lane, Easton, Maryland 21601

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual Meeting of Shareholders (our “Annual Meeting”) of Shore Bancshares, Inc. (the “Company”) will be held at The Tidewater Inn, 101 East Dover Street, Easton, Maryland 21601 at 11:00 a.m., local time, on Wednesday, April 27, 2016, for the following purposes:

1.	To elect four Class I directors to serve for a three-year term ending at the 2019 annual meeting of shareholders, two Class II directors to serve for a one-year term ending at the 2017 annual meeting of shareholders and one Class III director to serve for a two-year term ending at the 2018 annual meeting of shareholders.
2.	To ratify the appointment of Stegman & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.
3.	To adopt a non-binding advisory resolution approving the compensation of the Company’s named executive officers.
4.	To approve the Shore Bancshares, Inc. 2016 Stock and Incentive Compensation Plan.

The Board of Directors (the “Board”) is not aware of any other business that will be presented for consideration at the Annual Meeting. If any other matters should be properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting for action by shareholders, the persons named in the form of proxy will vote the proxy in accordance with their best judgment on that matter.

The Board recommends that you vote “FOR” each of the director nominees and “FOR” each of the other proposals.

Only shareholders of record as of the close of business on March 7, 2016 are entitled to receive notice of, to attend and to vote at the Annual Meeting. If you are a beneficial owner as of that date, you will receive communications from your broker, bank or other nominee about the Annual Meeting and how to direct the vote of your shares, and you are welcome to attend the Annual Meeting, all as described in more detail in the Proxy Statement Summary section of the attached Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on April 27, 2016. The Proxy Statement, form of Proxy, the 2015 Annual Report, and our Annual Report on Form 10-K for the year ended December 31, 2015, are available on the Internet at www.proxyvote.com and on our corporate website at www.shorebancshares.com under the “Governance Documents” link.

By Order of the Board of Directors,

W. David Morse
Secretary and General Counsel
March 15, 2016

i

ii

PROXY STATEMENT SUMMARY

This summary highlights information about Shore Bancshares, Inc. (the “Company,” “we,” “our” or “us”) and certain information contained elsewhere in this proxy statement (“Proxy Statement”) for the Shore Bancshares, Inc. 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting” or the “Meeting”). This summary does not contain all of the information that you should consider in voting your shares, and you should read the entire Proxy Statement carefully before voting.

2016 ANNUAL MEETING OF SHAREHOLDERS

Time and Date	Record Date
11:00 a. m., April 27, 2016	March 7, 2016
Place The Tidewater Inn 101 East Dover Street Easton, Maryland 21601	Number of Common Shares Eligible to Vote at the Meeting as of the Record Date 12,640,134

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal	Board Vote Recommendation	Page Reference
Proposal 1 – Election Directors	FOR each nominee	6
Proposal 2 – Ratification of the Appointment of the Independent Registered Public Accounting Firm	FOR	41
Proposal 3 – Advisory Vote on the Compensation of our Named Executive Officers	FOR	42
Proposal 4 – Approval of the Shore Bancshares, Inc. 2016 Stock and Incentive Compensation Plan	FOR	43

2015 BUSINESS PERFORMANCE HIGHLIGHTS

•	The Company reported net income of $7.11 million or $0.56 per diluted common share for fiscal year 2015, compared to a net income of $5.05 million or $0.46 per diluted common share for fiscal year 2014.
•	Total assets were $1.135 billion at December 31, 2015, a $34.7 million, or 3.2%, increase when compared to the $1.100 billion at December 31, 2014. The increase in total assets was mainly the result of significant loan growth.
•	On May 7, 2015, The Talbot Bank of Easton, Maryland (“Talbot Bank”), the Company’s wholly-owned bank subsidiary, announced that the Federal Deposit Insurance Corporation (the “FDIC”) and the Maryland Commissioner of Financial Regulation (the “Commissioner”) had terminated the Consent Order (the “Order”) that Talbot Bank entered into on May 24, 2013.
•	Effective as of July 1, 2015, the Company appointed Donna J. Stevens as the Company’s Chief Operating Officer. Ms. Stevens has been employed by the Company in various officer capacities since 1997.
•	On August 5, 2015, the Company announced that its Board of Directors (the “Board”) declared the first quarterly common stock dividend to shareholders since February 2, 2012.

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to maintaining good corporate governance as a critical component of our success in driving sustained shareholder value. Our Board continually monitors emerging best practices in governance to best serve the interest of our shareholders, including:

•	Active shareholder engagement
•	Transparent public policy engagement
•	Long-standing commitment to sustainability
•	Independent Board
•	Independent Lead Director
•	Independent Board Committees
•	Executive sessions of independent directors held at each regularly scheduled Board meeting
•	Stock ownership guidelines for directors and executive officers

DIRECTOR NOMINEE HIGHLIGHTS

Class I Directors (three year term ending 2019):
Christopher F. Spurry — see profile on pg. 7
Frank E. Mason, III — see profile on pg. 7
Jeffery E. Thompson — see profile on pg. 8
John H. Wilson — see profile on pg. 8

Class II Director (one year term ending 2017):
Clyde V. Kelly, III — see profile on pg. 8
David A. Fike — see profile on pg. 9

Class III Directors (two year term ending 2018):
R. Michael Clemmer, Jr. — see profile on pg. 9

FREQUENTLY ASKED QUESTIONS

1. What is the Notice of Internet Availability of Proxy Materials that I received in the mail and why am I receiving it?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), except for shareholders who have requested otherwise, we have generally mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability provides instructions either for accessing our proxy materials, including this Proxy Statement and the 2015 Annual Report, which includes our annual report on Form 10-K for the year ended December 31, 2015 (the “2015 Annual Report”), at the website address referred to in the Notice of Internet Availability, or for requesting printed copies of the proxy materials by mail or electronically by e-mail. If you would like to receive a paper or e-mail copy of our proxy materials either for this 2016 Annual Meeting or for all future meetings, you should follow the instructions for requesting such materials included in the Notice of Internet Availability we mailed to you.

Our Board provided the Notice of Internet Availability and is making the proxy materials available to you in connection with our 2016 Annual Meeting, which will take place on April 27, 2016. As a shareholder, you are invited to attend the 2016 Annual Meeting and are entitled to, and requested to, vote on the proposals described in this Proxy Statement.

2. What information is contained in the Proxy Statement?

This Proxy Statement describes the proposals to be voted on at the 2016 Annual Meeting, the voting process, compensation of our directors and executive officers, and certain other required information.

3. How can I access the Company’s proxy materials electronically?

The Proxy Statement, form of proxy and 2015 Annual Report are available at www.proxyvote.com and on our corporate website at www.shorebancshares.com under the “Governance Documents” link.

4. What does it mean if I receive more than one Notice of Internet Availability or set of the proxy materials?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for each account for which you have received a Notice of Internet Availability or set of proxy materials.

5. Who is soliciting my vote pursuant to this Proxy Statement?

Our Board is soliciting your vote at the 2016 Annual Meeting.

6. Who is entitled to vote?

Only shareholders of record at the close of business on March 7, 2016 (the “Record Date”) are entitled to notice of and to vote at the 2016 Annual Meeting.

7. How many shares are eligible to be voted?

As of the Record Date, we had 12,640,134 shares of common stock, par value $.01 per share (“Common Stock”) outstanding. Each outstanding share of our Common Stock will entitle its holder to one vote on each of the director nominees to be elected and one vote on each other matter to be voted on at the 2016 Annual Meeting.

8. What am I voting on?

You are voting on the following matters:

•	election of four Class I directors to serve for a three-year term ending at the 2019 annual meeting of shareholders, two Class II directors to serve for a one-year term ending at the 2017 annual meeting of shareholders and one Class III director to serve for a two-year term ending at the 2018 annual meeting of shareholders (Proposal 1);

•	ratification of the appointment of Stegman & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 2);
•	advisory approval of the compensation of our named executive officers (Proposal 3); and
•	approval of the Shore Bancshares, Inc. 2016 Stock and Incentive Compensation Plan (Proposal 4).

9. How does our Board recommend that I vote?

Our Board recommends that shareholders vote their shares as follows:

•	“FOR” each director nominee;
•	“FOR” the ratification of the appointment of Stegman & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;
•	“FOR” the approval of the compensation of our named executive officers; and
•	“FOR” the approval of the Shore Bancshares, Inc. 2016 Stock and Incentive Compensation Plan.

10. How can I cast my vote? Must I attend the Annual Meeting to do so?

If you are a shareholder of record, you may vote at the 2016 Annual Meeting on April 27, 2016, or you may direct how your shares are voted without attending the 2016 Annual Meeting in one of the other following ways:

•	Internet. You can submit a proxy over the Internet to vote your shares at the 2016 Annual Meeting by following the instructions provided either in the Notice of Internet Availability or on the proxy card or voting instruction form you received if you requested and received a printed set of the proxy materials.
•	Telephone. If you requested and received a printed set of the proxy materials, you can submit a proxy over the telephone to vote your shares at the 2016 Annual Meeting by following the instructions provided on the proxy card or voting instruction form enclosed with the proxy materials you received. If you received a Notice of Internet Availability only, you can submit a proxy over the telephone to vote your shares by following the instructions at the Internet website address referred to in the Notice of Internet Availability.
•	Mail. If you requested and received a printed set of the proxy materials, you can submit a proxy by mail to vote your shares at the Annual Meeting by completing, signing and returning the proxy card or voting instruction form enclosed with the proxy materials you received.

Whichever method of voting you use, the proxies identified on the proxy card will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board.

11. How may a shareholder nominate someone at the Annual Meeting to be a director or bring any other business before the Annual Meeting?

The Company’s Amended and Restated By-Laws, as amended (the “Bylaws”) require advance notice to the Company if a shareholder intends to nominate someone for election as a director or to bring other business before the Meeting. Such a notice may be made only by a shareholder of record within the time period established in the Bylaws. See “Shareholder Proposals for the 2017 Annual Meeting” beginning on page 56.

12. How do I request electronic or printed copies of this and future proxy materials?

You may request and consent to delivery of electronic or printed copies of future proxy statements, annual reports and other shareholder communications by:

•	visiting www.proxyvote.com, or
•	calling 1-800-579-1639, or

•	sending an email to sendmaterial@proxyvote.com.

When requesting copies of proxy materials and other shareholder communications, you should have available the control number located on the Notice of Internet Availability or proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

13. What happens if my shares are held in street name?

If you have selected a broker, bank, or other intermediary to hold your shares of Common Stock, rather than having the shares directly registered in your name with our transfer agent, you will receive separate instructions directly from your broker, bank, or other intermediary in order to vote your shares. If you, as the beneficial owner of the shares of Common Stock, do not submit voting instructions to the organization that holds your shares, that organization may still be permitted to vote your shares. In general, under The Nasdaq Stock Market Rules (the “Nasdaq Rules”), the organization that holds your shares of Common Stock may generally vote on routine matters. Proposal 2, the approval and appointment of the Company’s independent auditor, Stegman & Company, is a routine matter. However, absent specific instructions from beneficial owners, brokers may not vote for non-routine matters. Proposal 1, the election of directors, Proposal 3, the advisory approval of the compensation of our named executive officers, and Proposal 4, the approval of the Shore Bancshares, Inc. 2016 Stock and Incentive Compensation Plan are non-routine matters. Therefore, there may be broker non-votes with respect to Proposals 1, 3 and 4. Accordingly, we urge you to vote by following the instructions provided by your broker, bank, or other intermediary.

Please note that if your shares are held in street name and you wish to attend and vote your shares at the Annual Meeting, you must first obtain a legal proxy from your broker, bank, or other intermediary that is the holder of record of your shares and bring it with you to the Annual Meeting. Otherwise you will not be permitted to vote in person at the Annual Meeting.

14. What steps can I take if I want to revoke my proxy?

Any shareholder giving a proxy may revoke it at any time by submission of a later dated proxy, subsequent Internet or telephonic proxy, or by written notice delivered to Lloyd L. Beatty, Jr., President and Chief Executive Officer (“CEO”) of the Company, at the Company’s address listed above or at the meeting. Shareholders entitled to vote at the Annual Meeting who attend may revoke any proxy previously granted and vote in person at the Annual Meeting by written ballot. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments or postponements of the Annual Meeting.

All properly executed proxies received pursuant to this solicitation will be voted as directed by the shareholder on the proxy. If no direction is given, the proxy will be voted FOR ALL NOMINEES named in Proposal 1, FOR the ratification of the appointment of Stegman & Company as the Company’s independent registered public accounting firm, as described in Proposal 2, FOR the adoption of the resolution approving the compensation of the named executive officers, as described in Proposal 3 and FOR the approval of the Shore Bancshares, Inc. 2016 Stock and Incentive Compensation Plan, as described in Proposal 4.

15. How are the votes tabulated?

Broadridge will tabulate all votes which are received prior to the date of the Annual Meeting. We have appointed Camille Pecorak as Inspector of Election of the Annual Meeting and to receive Broadridge’s tabulation, to tabulate all other votes, and to certify the voting results. We intend to publish the final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

16. Who pays the cost of this solicitation?

We will pay the cost of this solicitation. In addition, arrangements may be made with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by our officers and employees who will not be additionally compensated therefor.

PROPOSAL 1: ELECTION OF DIRECTORS

Classification of the Company’s Directors

The number of directors constituting our Board is currently set at 9. In accordance with the terms of the Company’s Amended and Restated Articles of Incorporation, as supplemented (the “Charter”), our Board is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms as follows:

•	The Class I directors are Frank E. Mason, III, Christopher F. Spurry and John H. Wilson, and their terms will expire at the 2016 Annual Meeting;
•	The Class II directors are Blenda W. Armistead, David W. Moore and W. Moorhead Vermilye, and their terms will expire at the annual meeting of shareholders to be held in 2017; and
•	The Class III directors are David J. Bates, Lloyd L. Beatty, Jr. and James A. Judge, and their terms will expire at the annual meeting of shareholders to be held in 2018.

Election Procedures; Term of Office

At each annual meeting of shareholders, or special meeting in lieu thereof, upon the expiration of the term of a class of directors, the successors to such directors will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and the election and qualification of his or her successor. Any change in the Board resulting from an increase or decrease in the number of directors will be distributed by the Board among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Nominees for Election

Our Board has approved the nomination of Frank E. Mason, III, Christopher F. Spurry and John H. Wilson for re-election as Class I directors. In addition, our Board has determined to increase the size of the Board to 13 members. In order that the three classes of directors are as equal in number as possible, the four new nominees have been distributed among the director classes as follows: Jeffery E. Thompson has been nominated as a Class I director to serve for a three-year term ending at the 2019 annual meeting of shareholders, David A. Fike and Clyde V. Kelly, III have been nominated as Class II directors to serve for a one-year term ending at the 2017 annual meeting of shareholders, and R. Michael Clemmer, Jr. has been nominated as a Class III director to serve for a two-year term ending at the 2018 annual meeting of shareholders.

Information about the principal occupations, business experience and qualifications of these nominees is provided below under the heading “Qualifications of 2016 Director Nominees and Continuing Directors.”

QUALIFICATIONS OF 2016 DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Class I Director Nominees:
Christopher F. Spurry
Age: 68 Director Since: 2004 Committees: Compensation; Executive	Mr. Spurry has been Chairman of the Board since 2006. He has served as a director of the Talbot Bank since 1995, and he served as a director of The Felton Bank, our wholly-owned bank subsidiary that merged into CNB on January 1, 2011 (“Felton Bank”), between September 2009 and December 31, 2010. He currently serves on both the Compensation Committee and the Executive Committee. Mr. Spurry is the founder and former owner of Spurry & Associates, Inc., a manufacturer’s representative firm that has represented manufacturing companies in the commercial/institutional foodservice and refrigeration equipment industry in the Mid-Atlantic region for over 32 years. The firm provides sales, marketing, applications engineering, and project management services. In September of 2015, Mr. Spurry sold Spurry & Associates, Inc. He currently serves as Executive Vice President of Spurry-Curren and Associates, Inc. In 1985, Mr. Spurry founded Charter Distributing, Inc., which he sold in 1996 after 11 profitable years. Over the past 15 years, Mr. Spurry successfully completed seven real estate investment, redevelopment, or subdivision projects as managing member, investor and owner of Spurry-Morgan, LLC and Spurry-Commercial, LLC. In nominating Mr. Spurry, the Nominating Committee considered as important factors his executive and business experience, his real estate experience, and his extensive experience on bank boards, which the Nominating Committee believes combine to yield valuable insight in the areas of management, communications, best practices, appreciation of risk, governance, and strategic planning.
Frank E. Mason, III
Age: 53 Director Since: 2011 Committees: Executive (Chair); Audit; Governance & Planning	Mr. Mason is the President and Chief Executive Officer of JASCO Incorporated, a manufacturer and distributor of analytical instrumentation for the scientific research community, a position he has held since 2004. JASCO Incorporated, which is a subsidiary of JASCO Corporation located in Tokyo, Japan, operates throughout North and South America. Prior to becoming President and Chief Executive Officer, Mr. Mason served as JASCO Incorporated’s Chief Operations Officer from 1996 to 2004 and as its Sales Director for North America from 1987 to 1995. Mr. Mason has a Bachelor of Arts degree from the University of Maryland, College Park, and a MBA from Johns Hopkins University. In nominating Mr. Mason, the Nominating Committee considered as important factors Mr. Mason’s experience in leading a large corporation, his financial and operational knowledge.

Jeffrey E. Thompson
Age: 60 Director of CNB Since: 2005	Mr. Thompson has been a director of CNB, a wholly-owned bank subsidiary of the Company, since 2005 and has served as legal counsel for CNB since 1986. Mr. Thompson is currently serving as Vice-Chair of the CNB board of directors and Chairman of the Executive and Governance Committee. Mr. Thompson is a managing partner for the law firm of Thompson & Richard, LLP, located in Centreville, Maryland. The law firm has a concentration in all matters pertaining to commercial and residential real estate, estates and trust. The law firm owns and operates a title insurance agency, Chesapeake Title Group. In nominating Mr. Thompson, the Nominating Committee considered as important factors Mr. Thompson’s qualifications as legal counsel, his expertise in real estate law, and his extensive service on CNB’s board.
John H. Wilson
Age: 70 Director Since: 2009 Committees: Governance & Planning; Compensation (Chair)	Mr. Wilson serves as a director of The Avon-Dixon Agency, LLC, our wholly-owned insurance producer subsidiary (“Avon-Dixon”). Since 2006, Mr. Wilson has served as the President and Chief Executive Officer of Coastal South of Maryland, Inc., a land development and real estate consulting company. Mr. Wilson is also the owner/operator of the Chesapeake Bay Beach Club, a private events facility, and managing member of the Tidewater Inn, LLC, and the Inn at the Chesapeake Bay Beach Club. In nominating Mr. Wilson, the Nominating Committee considered as important factors Mr. Wilson’s experience in the insurance industry, his experience in real estate development and operating businesses similar to our typical customers, and his familiarity with and involvement in one of our key market areas.
Class II Director Nominees:
Clyde V. Kelly, III
Age: 62 Director of CNB Since: 2005	Mr. Kelly has been a director of CNB since 2005 and is currently serving as Chairman of the CNB board of directors. Mr. Kelly has been the President and General Manager of Kelly Distributors since 1987, a company that distributes Anheuser-Busch and craft brewery brands in Talbot, Queen Anne’s, Caroline, Dorchester and Kent counties of Maryland. In nominating Mr. Kelly, the Nominating Committee considers as important factors his leadership of a large company, familiarity with an important market area in which we compete, and his 11-year experience on CNB’s board which the Nominating Committee believes offers valuable management and operational knowledge.

David A. Fike
Age: 49 Director of Talbot Bank Since: 2012	Mr. Fike has been a director of Talbot Bank since 2012 and is currently the President and Publisher APG Media of Chesapeake responsible for eleven newspapers, three magazines, six websites, and five mobile apps covering nine counties in Maryland & Delaware. The print publications include a six-day daily, a three-day daily, and nine weekly newspapers, plus two monthly magazines and one semi-annual magazine. He has been with Chesapeake Publishing & Printing since 1992. During his career with the company, he held the positions of Retail Advertising Manager, Advertising Director, and Director of Advertising & Marketing, General Manager, Publisher, and Regional Vice President. Mr. Fike is the past President of the Maryland Delaware D.C. Press Association and Press Services, past Chairman of the Talbot County Chamber of Commerce and has served previously on the board of directors for Talbot Mentors, The United Fund of Talbot County, Cecil County Chamber of Commerce, and the Maryland Delaware D.C. Press Foundation. He currently serves as the President for Brighter Christmas Fund. Mr. Fike has a degree in Business Management from the University of Maryland, College Park. In nominating Mr. Fike, the Nominating and Governance Committee considered Mr. Fike’s experience in communications, business management, and his community involvement in our key market area.
Class III Director Nominee:
R. Michael Clemmer, Jr.
Age: 48 Director of Talbot Bank Since: 2012	Mr. Clemmer has been a director of Talbot Bank since 2012. Mr. Clemmer is President of Salisbury, Inc., a company that designs and manufactures pewter, sterling silver and other metal giftware, a position he has held since 1991. In 1995, Mr. Clemmer founded Executive Decision, Inc. a corporate recognition company. Since 1992, Mr. Clemmer has been involved in the development, acquisition and renovation of industrial and commercial property. He is founder of Waterside Properties LLC, a property development and management company. Mr. Clemmer is a graduate of the University of Richmond and has been a resident of Talbot County since 1982. In nominating Mr. Clemmer, the Nominating Committee considered as important factors Mr. Clemmer’s leadership capabilities, real estate development in our key market area, and his civic participation.

CONTINUING DIRECTORS:
Brenda W. Armistead
Age: 64 Director since: 2002 Committees: Governance & Planning (Chair); Audit; Executive	Ms. Armistead is a self-employed investor. Ms. Armistead has been a director of the Talbot Bank since 1992. Ms. Armistead served as the County Manager and Finance Officer of Talbot County, Maryland from 1982 to 1999 and has served on the boards of numerous community-based organizations within Talbot County and the Mid-Shore. Ms. Amistead received her MBA from the University of North Carolina in 1974. Ms. Armistead’s qualifications to serve on our Board include her banking experience, her managerial, governance and financial expertise relating to her career in local government, and her familiarity with and involvement in one of our key market areas.
David W. Bates
Age: 69 Director Since: 2012 Committees: Executive; Governance & Planning; Risk Management (Chair)	Since September 2014, Mr. Bates serves as Chairman & CEO of Xtone, Inc., a small privately held technology company located in Northern Virginia. He has a Master’s Degree in economics and an MBA in finance and was employed by the World Bank Group headquartered in Washington, DC for 20 years. During that time he served 10 years as a specialist in project loan finance at International Finance Corporation, World Bank Group’s private sector affiliate. Mr. Bates qualifications to serve on the Board include his experience in banking and finance as well as his experience in corporate governance matters gained through service on a number of private corporate and nonprofit boards.
David W. Moore
Age: 51 Director Since: 2014 Committees: Compensation; Risk Management	Mr. Moore was a director of Felton Bank since 2001 and subsequently became a director of CNB after the merger of Felton Bank and CNB in 2010. Currently, Mr. Moore is the Chairman of the CNB Asset Liability Committee and is a member of CNB’s Executive Committee. Mr. Moore has served as President and CEO of Milford Housing Development Corporation (MHDC) since 2004 and from 2000 to 2003 served as Deputy Director of MHDC. Mr. Moore received a Bachelor of Science degree in Business Management from California Coast University in 1998 and has been a licensed Home Inspector since 1994. He received his Associate’s Degree in Construction Management from Delaware Technical and Community College in 1984. Mr. Moore’s qualifications to serve on our Board include his experience in banking in both Delaware and Maryland as well as his expertise in the housing industry in our key market areas.

James A. Judge
Age: 57 Director Since: 2009 Committees: Audit (Chair); Risk Management	Mr. Judge has been a director of CNB, a wholly-owned bank subsidiary of the Company, since 2005. Mr. Judge has been a certified public accountant for over 30 years and partner since 1985 with Anthony, Judge & Ware, LLC, an accounting and tax services company located in Chestertown, Maryland. In nominating Mr. Judge, the Nominating Committee considered as important factors Mr. Judge’s qualifications as a certified public accountant, his expertise in the preparation and examination of financial statements, his familiarity with the banking business, and his experience in owning and operating his own business.
Lloyd L. Beatty, Jr.
Age: 63 Director Since: 2000 Committees: Executive	Mr. Beatty has been a director of the Talbot Bank since 1992. He was elected to CNB’s Board on April 30, 2015. On June 1 2013, Mr. Beatty was promoted to our Chief Executive Officer (“CEO”) as well as continuing to serve as President. Since January 2011, Mr. Beatty has served as our President and Chief Operating Officer (“COO”) and previously served as our Executive Vice President and COO since August 2007. Prior to that and since October 2004, Mr. Beatty has been employed by us in various executive level operating officer capacities. Prior to joining the Company, Mr. Beatty was the Chief Operating Officer of Darby Overseas Investments, LP, a global private equity firm, and President of Darby Advisors, Inc., a privately held family investment business, from 1998 to 2005. Mr. Beatty was also a practicing certified public accountant for 25 years and a principal in the accounting firm Beatty, Satchell & Company from 1977 to 1998. Mr. Beatty’s qualifications to serve on our Board include his extensive financial knowledge and operational experience, as well as his familiarity with an important market area in which we compete, his experience with Talbot Bank, whose operations comprise a significant portion of our operations, and his experience in advising companies on financial and tax matters, merger and acquisition transactions, and insurance operations.

W. Moorhead Vermilye
Age: 75 Director Since: 2000 Committees: Risk Management	Mr. Vermilye has been a director of Talbot Bank since 1977, and he served as a director of Felton Bank between April 2004 and December 31, 2010. On June 1, 2013, Mr. Vermilye resigned as our CEO and became the Senior Business Development Officer of Talbot Bank. Mr. Vermilye served as our CEO from December 2000 until May 2013 and as our President from December 2000 until January 2011. From 1988 until July 2006, Mr. Vermilye served as the President and Chief Executive Officer of Talbot Bank. From 1970 to 1988, Mr. Vermilye was a Principal in Bartlett, Griffin & Vermilye Insurance Agency located in Easton, Maryland. Mr. Vermilye has served on the boards of numerous community-based organizations within Talbot County and the Mid-Shore during his career. Mr. Vermilye’s qualifications to serve on our Board include his experience in banking and insurance, his familiarity with and involvement in one of our key market areas, and his understanding of and experience with the business and financial needs of our typical customer.

EXECUTIVE OFFICERS WHO ARE NOT SERVING AS DIRECTORS

Below is information regarding each of our executive officers who are not directors of the Company, including their title, age and brief biography describing each executive officer’s business experience.

Name	Age	Position
George S. Rapp	63	Vice President and Chief Financial Officer
Donna J. Stevens	52	Chief Operating Officer
Patrick M. Bilbrough	51	President and Chief Executive Officer of Talbot Bank
Edward C. Allen	68	President and Chief Executive Officer of CNB
Richard C. Trippe	53	President and Chief Executive Officer of Avon Dixon
W. David Morse	54	Secretary and General Counsel

George S. Rapp is our Vice President and Chief Financial Officer (“CFO”), positions he has held since February 20, 2013. Prior to joining the Company, from 2010 to 2012, Mr. Rapp served as the Chief Financial Officer and one of the four executive founders of World Currency USA in Marlton, NJ, a provider of foreign currency exchange services to financial institutions, where he was responsible for the financial operations, including raising capital to fund the start-up operation. Between 2005 and 2010, he served as the Chief Financial Officer of Harleysville National Corporation, a regional banking corporation in Harleysville, PA, where he managed all financial functions including controller, treasury and shareholder relations. Between 1980 and 2005, Mr. Rapp held a variety of roles with various financial institutions, including as Chief Financial Officer, Senior Vice President & Chief Accounting Officer, Chief Operations Officer and Controller.

Donna J. Stevens was appointed Chief Operating Officer (“COO”) of the Company in July 2015. She severed as the Company’s Chief Operations Officer from July 2013 to July 2015. She has been employed by the Company in various officer capacities since 1997, including Senior Vice President, Senior Operations and Compliance Officer and Corporate Secretary for CNB, the Company’s wholly-owned commercial bank subsidiary from February 2010 to June 2013. Her banking career began in 1980 as a Teller and progressed with four financial institutions in functions including retail branch and bank operations. Management responsibilities have included retail branch banking, loan operations and documentation, credit administration, bank operations, and compliance. Education includes and Associates Degree in Business Management, Maryland Banking School, ABA Compliance School and Stonier Graduate School of Banking. Professional affiliations include Maryland Banker’s Association Regulatory Affairs Committee and Mid-Atlantic Regional Compliance group. Previous affiliations include past Chairman of the Maryland Banker’s Leadership and Development Committee and member of the Government Relations Council.

Patrick M. Bilbrough was appointed President and CEO of the Talbot Bank on December 31, 2012. Mr. Bilbrough was previously Talbot Bank’s Executive Vice President from May, 2011 when he started with the Company. Prior to his employment with Talbot Bank and since 2007, Mr. Bilbrough served as the Market Executive of PNC Bank, N.A., of Pittsburgh where he was responsible for the 11-county Delmarva Region. He was concurrently serving as a commercial banking team leader for a 5-county area. In 2004, he was named Executive Vice President of Mercantile Eastern Shore Bank and following six months as its Chief Financial Officer, he then served as Senior Lender and Senior Credit Officer prior to the acquisition of Mercantile by PNC in 2007. From 1995 to 2004, Mr. Bilbrough was with the Peoples Bank of Maryland, of Denton, where he had most recently been President and CEO after beginning as its CFO and Comptroller. Mr. Bilbrough graduated from Salisbury University. He is a Certified Public Accountant, a graduate of the RMA Advanced Commercial Lending School, and the Executive Challenge Course sponsored by GAP International, a leadership program for Fortune 500 executives. He serves on the Boards of Directors of the Benedictine School and Choptank Community Health Services. In addition, Mr. Bilbrough is a director of Choptank Transport, Inc., a nationwide 3rd party logistics provider.

Edward C. Allen was appointed CNB’s President and Chief Executive Officer on September 30, 2014. Mr. Allen was previously CNB’s Chief Financial Officer from October 25, 2011 when he started with the Company. Mr. Allen is a career banker with 40 years’ experience in community banks. He has been CFO or COO of banks ranging in asset size from $400mm to $2.5 billion. He has a Bachelor of Science degree in accounting and an MBA in finance. Most of his career has been on the finance side of the business, although he was COO of a $500mm bank for 12 years, focusing on IT, Branch Administration, HR, Compliance, and

Facilities Management. He has extensive experience in budgeting, investment portfolio management and board presentations. He has been active in the past in civic affairs and is a member of the board of directors of Compass Regional Hospice (formerly Queen Anne’s County Hospice).

Richard C. Trippe joined Avon-Dixon in 2011 as the President and CEO after a long career in the insurance industry. Mr. Trippe brought with him an extensive twenty-five year background having managed every aspect of the insurance business including sales, customer service, underwriting and training. After graduating from St. Mary’s College of Maryland with a Bachelor of Arts in Economics in 1985, Mr. Trippe joined The Hartford Insurance Group, where he stayed for seventeen years. Upon leaving Hartford, Mr. Trippe worked for an independent agency in Baltimore County and afterwards ran a branch office for a national insurance wholesaler.

W. David Morse has served as Secretary and General Counsel for the Company since 2008. He began employment with the Talbot Bank in 1991. He received his Juris Doctorate from the University of Baltimore and his Bachelor of Arts degree from High Point College, NC.

CORPORATE GOVERNANCE

Director Independence

Pursuant to Rule 5605(b)(1) of the Nasdaq Rules, a majority of the members of the Board must be “independent directors” as that term is defined by Nasdaq Rule 5605(a)(2). In accordance with Nasdaq Rules, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. Our Board has determined that currently serving directors, Blenda W. Armistead, David J. Bates, James A Judge, Frank E. Mason, III, Christopher F. Spurry, David W. Moore, and John H. Wilson are “independent directors” under the Nasdaq Rules and these independent directors constitute a majority of our Board. In addition, each of the new director nominees, Jeffrey E. Thompson, David A. Fike, Clyde V. Kelly, III and R. Michael Clemmer, Jr., are “independent” under Nasdaq Rules.

Board Leadership Structure and Executive Sessions

Our Board currently separates the role of Chairman of the Board from the role of Chief Executive Officer. The Board’s philosophy is and has been to fill the position of Chairman with an independent director. The foregoing structure is not mandated by any provision of law or our Charter or Bylaws, but the Board believes that this governance structure provides the best balance between the Board’s independent authority to oversee our business and the Chief Executive Officer’s management of our business on a day-to-day basis.

The duties of the Chairman include: (i) acting as a liaison and channel for communication between the independent directors and the Chief Executive Officer; (ii) providing leadership to ensure the Board works cohesively and independently and during times of crisis; (iii) advising the Chief Executive Officer as to the quality, quantity and timeliness of information from executive management to the independent directors; (iv) being available to consult with the Chief Executive Officer and other directors on corporate governance practices and policies; (v) coordinating the assessment of Board committee structure, organization and charters and evaluating the need for change, as well as committee membership; (vi) together with the Chair of the Nominating and Governance Committee, interviewing all Board candidates and making recommendations concerning such candidates; (vii) coordinating, developing the agenda and leading executive sessions of the independent directors and communicating the results thereof to the Chief Executive Officer; (viii) ensuring appropriate segregation of duties between Board members and management; (ix) suggesting agenda items for Board meetings; and (x) together with the Chair of the Compensation Committee, communicating the Board’s evaluation of the performance of the Chief Executive Officer.

To further strengthen the oversight of the full Board, the Board’s independent directors hold executive sessions at which only non-management directors are present. The executive sessions are scheduled in connection with regularly scheduled Board meetings. Additional executive sessions may be called by any of the independent directors as often as necessary. During fiscal 2015, the independent directors met six times in executive session without the presence of management.

For these reasons, the Board believes that our corporate governance structure is in the best interests of the Company and our shareholders at this time. The Board retains authority to modify this structure as it deems appropriate.

Board and Committee Oversight of Risk

The Board is actively involved in overseeing our risk management through the work of its various committees and through the work of the boards of directors and committees of our subsidiaries, a number of which have Company directors as members. Each committee of the Board is responsible for evaluating certain risks and overseeing the management of such risks. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees the process by which senior management and the relevant departments assess and manage our exposure to, and management of, financial and operational risks. The Nominating and Governance Committee manages risks by setting criteria for nomination of director candidates, nominating qualified candidates, and establishing and periodically reviewing our governance policies. In addition, the Board implemented a comprehensive Enterprise Risk Management (“ERM”) program during 2014. The entire Board is regularly informed about these risks and oversees the management of these risks and regularly reviews information regarding our operations and finances as well as its strategic direction. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the Board and its committees.

Business Conduct and Code of Ethics

We have adopted a Code of Ethics, as amended, that applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions. The Code of Ethics provides fundamental ethical principles to which these individuals are expected to adhere. The Code of Ethics operates as a tool to help directors, officers, and employees understand and adhere to the high ethical standards required for employment by, or association with, the Company.

The Code of Ethics is available on our website at www.shorebancshares.com under the “Governance Documents” link. Shareholders can also obtain a written copy of the Code of Ethics, free of charge, upon request to: W. David Morse, Secretary, Shore Bancshares, Inc., 18 E. Dover Street, Easton, Maryland 21601 or (410) 763-7800. Any future changes or amendments to the Code of Ethics and any waiver that applies to one of our senior financial officers or a member of the Board will be posted to our website.

Shareholder Communications and Annual Meeting Attendance

Shareholders may communicate with our Board by contacting W. David Morse, Secretary, Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601 or (410) 763-7800. All communications will be forwarded directly to the Chairman of the Board for consideration.

The Board members are not required to attend our annual meetings of shareholders. However, all directors are encouraged to attend every annual meeting of shareholders as we believe that the annual meeting is an opportunity for shareholders to communicate directly with directors. If you would like an opportunity to discuss issues directly with the members of the Board, please consider attending this year’s Annual Meeting. At the 2015 annual meeting of shareholders, all directors (who were serving as such) were in attendance.

The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Company.

The Company and its subsidiaries have adopted policies and procedures to ensure compliance with the foregoing requirements.

COMMITTEES OF THE BOARD OF DIRECTORS

	Executive	Audit	Compensation	Nominating & Governance	Risk Management
Blenda W. Armstead	X	X		Chair
David J. Bates	X			X	Chair
Lloyd L. Beatty, Jr.	X
James A. Judge		Chair			X
Frank E. Mason, III	Chair	X		X
David W. Moore			X		X
Christopher F. Spurry	X		X
Moorhead W. Vermilye					X
John H Wilson			Chair	X
Number of Meetings in 2015	2	4	2	3	4

Executive Committee

Our Executive Committee consists of Frank E. Mason, Chair, Blenda W. Armstead, David J. Bates, Lloyd L. Beatty, Jr., and Christopher F. Spurry. The Executive Committee has the authority to exercise the powers of our Board in the management of the business and affairs of the Company, subject to any restrictions imposed by law and to subsequent revision or alteration of any such action by the Board. The Executive Committee met two times during fiscal year 2015.

Audit Committee

The current members of the Audit Committee are James A. Judge, Chair, Blenda W. Armistead and Frank E. Mason, III. Our Board has determined that each current member of the Audit Committee is “independent” and financially literate as required in the Audit Committee charter and as required by the rules and regulations promulgated by the SEC and The Nasdaq Stock Market. Our Audit Committee has adopted a charter, which is posted on our website at www.shorebancshares.com under the “Governance Documents” link. The Audit Committee met four times during fiscal 2015.

The principal functions of the Audit Committee are to review the financial information to be provided to our shareholders and others, our financial reporting process, our system of internal controls, our independent auditors’ independence, our audit process and the process for monitoring compliance with laws and regulations. Under our Audit Committee charter, the Audit Committee is solely responsible for hiring and firing the independent auditors and approving their fees and engagement terms; resolving any disagreement between the independent auditors and our management; and pre-approving all audit and non-audit services performed by the independent auditors, subject to a de minimis exception.

Our Board has determined that James A. Judge, Chairman of the Audit Committee, qualifies as an audit committee financial expert within the meaning of applicable SEC rules because he has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, and experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control and procedures for financial reporting; and (v) an understanding of audit committee functions. Mr. Judge has acquired these attributes by means of having held various positions that provided relevant experience, as described in his biography above.

Compensation Committee

The members of the Compensation Committee, all of whom are independent directors as that term is defined in the Nasdaq Rules, are John H. Wilson, Chair, David W. Moore and Christopher F. Spurry. The Compensation Committee has adopted a charter, which is posted on our website at www.shorebancshares.com under the “Governance Documents” link. The Compensation Committee met two times during fiscal 2015.

The Compensation Committee is generally responsible for overseeing and, as appropriate, determining our director and executive officer compensation, recommending executive promotions to the full Board, providing assistance and recommendations with respect to our compensation policies and practices, and assisting with the administration of our compensation plans. The Compensation Committee determines executive compensation pursuant to the principles discussed in the section below entitled “Overview of Compensation Philosophy and Objectives” and determines director compensation by periodically reviewing the compensation practice of peer group institutions.

Pursuant to its charter, the Compensation Committee may retain or obtain the advice of a compensation consultant, legal counsel or other advisers as it deems necessary and appropriate to carry out its duties and, in connection with such retention of consultants, the Compensation Committee will consider the independence factors as required by the applicable rules of The Nasdaq Stock Market and the SEC. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other advisers retained by them. During fiscal 2015, the Compensation Committee engaged ChaseCompGroup, LLC to perform executive and director compensation market reviews.

Nominating and Governance Committee

The members of the Nominating Committee, all of whom are independent directors as that term is defined in the Nasdaq Rules, are Blenda W. Armistead, Chair, David J. Bates, Frank E. Mason, III and John H. Wilson. The Nominating and Governance Committee has adopted a charter, which is posted on our website at www.shorebancshares.com under the “Governance Documents” link. The Nominating and Governance Committee met three times during fiscal 2015.

The Nominating and Governance Committee is responsible for overseeing and, as appropriate, determining or making recommendations to the Board regarding membership and constitution of the Board and its role in overseeing our affairs. The Nominating and Governance Committee manages the process for evaluating the performance of the Board and for nominating candidates (including current Board members) for election by our shareholders after considering the appropriate skills and characteristics required for the Board, the current makeup of the Board, the results of the evaluations and the wishes of the Board members to be re-nominated.

The Nominating and Governance Committee is responsible for assembling and maintaining a list of qualified candidates to fill vacancies on the Board, and it periodically reviews this list and researches the talent, skills, expertise, and general background of these candidates. The Nominating Committee will from time to time review and consider candidates recommended by shareholders. Shareholder recommendations should be submitted in writing to: Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601, Attn: W. David Morse, Secretary; and must specify (i) the recommending shareholder’s contact information, (ii) the class and number of shares of capital stock beneficially owned by the recommending shareholder, (iii) the name, address and credentials of the candidate for nomination, and (iv) the candidate’s consent to be considered as a candidate.

Whether recommended by a shareholder or chosen independently by the Nominating and Governance Committee, a candidate will be selected for nomination based on his or her talents and the needs of the Board. The Nominating and Governance Committee does not have a formal policy pursuant to which it considers specific diversity criteria when selecting nominees, such as education, professional experience, skills, race or gender. Rather, the Nominating and Governance Committee’s goal in selecting nominees is to identify persons who have business and other ties to the communities and industries we serve, and who have skills, education and other attributes that will meet the needs of the Board at that time and, generally, that are complimentary to the skills and attributes possessed by existing directors. When searching for and appointing directors to fill a particular committee position, the Nominating and Governance Committee searches for persons who will meet the independence standards required for those committees and who possess skills and attributes that will allow the committee to be effective. The Nominating and Governance Committee also strives to select individuals who it believes will work well with the other directors at the highest level of integrity and effectiveness.

A candidate, whether recommended by a shareholder or otherwise, will not be considered for nomination unless he or she is of good character and is willing to devote adequate time to Board duties. In assessing the qualifications of potential candidates, the Nominating and Governance Committee will also consider the candidate’s experience, judgment, and civic and community relationships, and the diversity of backgrounds and experience among existing directors. Certain Board positions, such as Audit Committee membership, may require other special skills, expertise, or independence from the Company.

It should be noted that a shareholder recommendation is not a nomination, and there is no guarantee that a candidate recommended by a shareholder will be approved by the Nominating Committee or nominated by the Board. A shareholder who desires to nominate a candidate for election may do so only in accordance with Article II, Section 4 of our Bylaws which provides that directors may be nominated by shareholders by written request to the Secretary of the Company received not less than 120 days nor more than 180 days prior to the date fixed for the meeting. Additional time constraints are applicable in the cases of a change in shareholder meeting date or a special meeting called for the purpose of electing directors. As provided in the Bylaws, the notice of nomination must specify: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of our capital stock owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of our capital stock owned by the notifying shareholder; (f) the consent in writing of the proposed nominee as to the proposed nominee’s name being placed in nomination for director; (g) a description of all arrangements or understandings between such notifying shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such notifying shareholder; (h) a representation that such notifying shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (i) all information relating to such proposed nominee that would be required to be disclosed by Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), assuming such provisions would be applicable to the solicitation of proxies for such proposed nominee.

Risk Management

The members of the ERM Oversight Committee are David J. Bates, Chair, David W. Moore, James A. Judge and W. Moorhead Vermilye. To direct the ERM function, the ERM Oversight Committee is responsible for establishing and monitoring the volume and mix of our assets and funding sources. The ERM Oversight Committee’s overall objective is to manage our liquidity, capital adequacy, growth, risk, and profitability goals. ERM will be the primary forum for discussion and analysis of our investment plans, lending plans, liability structure, and overall interest rate risk.

Board and Committee Meetings and Attendance

Our Board held fifteen meetings during fiscal 2015. During fiscal 2015, the Board had five separately designated standing committees: the Executive Committee, the Audit Committee, the Nominating Committee, the Compensation Committee, and the ERM Oversight Committee.

In fiscal 2015, each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which that person served as a director) and (2) the total number of meetings held by all committees of the Board on which that person served (held during the period served).

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information as of the Record Date relating to the beneficial ownership of the Common Stock by (i) each person or group known by us to own beneficially more than five (5%) of the outstanding shares of Common Stock; (ii) each of our directors and executive officers named in the Summary Compensation Table (such executive officers are referred to herein as the “Named Executive Officers”); and (iii) all of our directors and executive officers as a group; and includes all shares of Common Stock that may be acquired within 60 days of the Record Date. The address of each of the persons named below is the address of the Company except as otherwise indicated.

Name	Number of Shares Beneficially Owned		Percent of Class Beneficially Owned
Directors, Nominees and Named Executive Officers
Edward C. Allen	3,726		*
Blenda W. Armistead	13,579	(1)	*
David J. Bates	2,503		*
Lloyd L. Beatty, Jr.	91,442	(2)	*
Patrick M. Bilbrough	13,613	(3)	*
Michael R. Clemmer, Jr.	1,850	(4)	*
David A. Fike	318		*
James A. Judge	8,083	(5)	*
Clyde V. Kelly	1,627		*
Frank E. Mason, III	8,380		*
David W. Moore	2,295	(6)	*
George S. Rapp	16,716	(7)	*
Christopher F. Spurry	20,066	(8)	*
Jeffery E. Thompson	6,631		*
Richard C. Trippe	7,410	(9)	*
W. Moorhead Vermilye	50,558	(10)	*
John H. Wilson	5,299	(11)	*
All Directors, Nominees and Executive Officers as a Group (17 Persons)	254,096		2.0%
5% Shareholders
Wellington Management Group., LLP 280 Congress Street Boston, Massachusetts 02210	1,163,834		9.2%
Maltese Capital Management, LLC 150 East 52nd Street, 30th Floor New York, New York 10022	694,700		5.5%
Basswood Capital Management, L.L.C. 645 Madison Ave. #10 New York, NY 10022	640,477		5.1%
All 5% Shareholders as a Group	2,499,011		19.8%
Total	2,753,107		21.8%

*	Amount constitutes less than 1%.

Notes:

(1)	Includes 1,305 shares held individually by Bruce C. Armistead; 2,532 shares held by Bruce C. Armistead under an Individual Retirement Account arrangement; and 2,545 shares held by Bruce C. Armistead, as custodian for a minor child.
(2)	Includes 15,026 shares held jointly with Nancy W. Beatty; 855 shares held individually by Nancy W. Beatty; and exercisable options to acquire 35,180 shares.
(3)	Includes exercisable options to acquire 12,248 shares.

(4)	Includes 1,500 shares held jointly with Dina Clemmer and 350 shares held by Dina Clemmer, as custodian for a minor child.
(5)	Includes 5,740 shares held individually by Margaret B. Judge.
(6)	Includes 96 shares held jointly with Evelyn W. Moore.
(7)	Includes exercisable options to acquire 8,342 shares.
(8)	Includes 8,152 shares held jointly with Beverly B. Spurry; 300 shares held by Beverly B. Spurry under a SEP arrangement; and 747 shares held by Beverly B. Spurry under an Individual Retirement Account arrangement.
(9)	Includes exercisable options to acquire 7,260 shares.
(10)	Includes 2,958 shares held individually by Sarah W. Vermilye.
(11)	Includes 3,033 shares held jointly with Deidre K. Wilson.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Overview

Our directors who are not also our employees or employees of our bank subsidiaries (i.e., Talbot Bank or CNB), referred to as “outside directors,” receive fees for attending regular, special and committee meetings of the Board, as well as annual retainers. Outside directors who also serve on the boards of directors of Talbot Bank and CNB also receive fees for attending meetings of those boards and their committees, as well as retainers. These fees and other compensatory arrangements are discussed in detail below. On August 5, 2015, the Board approved a change in the form of annual retainers to permit outside directors to elect whether to receive their quarterly installments of the annual retainer in either cash or stock issued pursuant to the Shore Bancshares, Inc. 2006 Stock and Incentive Compensation Plan (the “2006 Equity Plan”).

The following table provides information about the compensation paid to or earned by our outside directors during 2015. Information regarding compensation paid to or earned by directors who are also Named Executive Officers is presented in the Summary Compensation Table that appears below in the section entitled “Compensation Discussion and Analysis.”

Director Compensation Table

Name	Fees earned or paid in cash ($)		Fees earned or paid in restricted stock ($)(4)	Stock awards ($)(5)	Option awards ($)(5)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)(6)	Total ($)
Ms. Armistead	34,250	(1)		4,991	—	—	—	126	39,367
Mr. Bates	15,007		4,993	4,991	—	—	—	—	24,991
Mr. Judge	32,000	(2)		4,991	—	—	—	—	36,991
Mr. Mason	10,015		9,985	4,991	—	—	—	—	24,991
Mr. Moore	29,506	(2)	3,994	4,991	—	—	—	—	38,491
Mr. Spurry	40,050	(1)		4,991	—	—	—	141	45,182
Mr. Wilson	20,500	(3)		4,991	—	—	—	—	25,491

Notes:

(1)	Includes amounts earned for serving on the Boards of the Company and Talbot Bank.
(2)	Includes amounts earned for serving on the Boards of the Company and CNB.
(3)	Includes amounts earned for serving on the Boards of the Company and Avon-Dixon.
(4)	Includes amounts earned for serving on the Board of the Company in which the director elected to receive payment in the form of restricted stock.
(5)	The amounts reflect the aggregate grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718, “Accounting for Stock Compensation” (“ASC 718”). See Note 12 to the consolidated audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 regarding assumptions underlying valuation of equity awards. There were no outstanding awards at December 31, 2015.
(6)	For Mr. Spurry and Ms. Armistead, amounts include premiums of $141 and $126, respectively, paid by Talbot Bank for life insurance coverage.

Company Director Compensation

During 2015, our outside directors received an annual retainer fee of $20,000 per director and $25,000 for directors who serve as committee chairpersons. The annual retainer is paid in four quarterly installments throughout the fiscal period in which the outside director serves. Effective for the third quarterly installment paid on September 30, 2015, the Board approved an amendment to the annual retainer to provide directors the option to elect to receive payment in the form of cash or restricted stock issued pursuant to the 2006 Equity Plan with immediate vesting.

All of our directors and the directors of our subsidiaries are eligible to participate in the 2006 Equity Plan, which is discussed below under the heading “Overview of Compensation Philosophy and Objectives” in the “Compensation Discussion and Analysis” section.

Minimum Stock Ownership Requirements

On February 17, 2016, our Board approved and established minimum stock ownership requirements for the CEO, Directors and Named Executive Officers as follows:

CEO — minimum of 20,000 shares within 5 years of appointment;

Directors — minimum of 4,000 shares within 3 years of being elected; and

Named Executive Officers — minimum of 4,000 shares within 5 years of appointment.

Talbot Bank Board Compensation

During 2015, our outside directors who served as directors of Talbot Bank (Mr. Spurry and Ms. Armistead) also received an annual retainer of $5,000, plus $200 per meeting attended. Talbot Bank paid these fees. Directors are compensated once for attending joint meetings of the Board and the board of directors of Talbot Bank.

CNB Board Compensation

During 2015, our outside directors who served as directors of CNB (Mr. Judge and Mr. Moore) also received an annual retainer of $10,000, plus $100 for each meeting attended. These fees were paid by CNB. Directors are compensated once for attending joint meetings of the Board and the board of directors of CNB.

Avon-Dixon Agency Board Compensation

During 2015, Mr. Wilson served as a director of Avon-Dixon and received an additional $500 for attending meetings of its board of directors. These fees were paid by Avon-Dixon.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our executive compensation program is designed to reward our senior management team not just for delivering short-term results but also for driving consistent sustainable growth, which is how we exceed customer expectations and produce positive returns for our shareholders. We believe that our compensation decisions reflect a balanced and responsible pay approach by tying pay outcomes over the short and long-term, while also considering the environment in which compensation decisions are made.

Shareholders have the opportunity, at the 2016 Annual Meeting, to vote to endorse or not endorse the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules. The Compensation Committee and the Board believe that this Compensation Discussion and Analysis, and the compensation tables and narrative discussion that follow, support their recommendation to approve the shareholder advisory resolution for the following Named Executive Officers in 2015:

•	Lloyd L. Beatty, Jr. — President and Chief Executive Officer
•	George S. Rapp — Vice President and Chief Financial Officer
•	Patrick M. Bilbrough — President and Chief Executive Officer of Talbot Bank
•	Edward C. Allen — President and Chief Executive Officer of CNB
•	Richard C. Trippe — President and Chief Executive Officer of Avon Dixon

Compensation Philosophy

The primary objective of the Compensation Committee’s approach is to provide competitive levels of compensation so that we may attract, retain and reward outstanding executive officers. In a highly competitive community banking marketplace, excellent leadership is essential. Our executive officers are expected to manage the business of the Company and its subsidiaries in a manner that promotes growth and profitability for the benefit of shareholders, while exceeding the requirements and service expectations of our customers. To that end, the Compensation Committee believes that:

•	Key executives should have compensation opportunities at levels that are competitive with peer institutions;
•	Total compensation should include “at risk” components that are linked to annual and long-term performance results; and
•	Stock-based compensation should form a key component of total compensation as a means of linking senior management to the long-term performance of the Company and aligning their interests with those of shareholders.

Say on Pay Results

At the 2015 annual meeting of shareholders, the Company’s shareholders overwhelmingly adopted a non-binding resolution approving the compensation paid to our executive officers, as disclosed in the definitive proxy statement for that meeting pursuant to Item 402 of the SEC’s Regulation S-K. The measure was approved by approximately 97.9% of all votes cast. The Compensation Committee and the Board consider this vote to be an endorsement of our compensation philosophy and practices, including our balance between cash and equity compensation. Both the Compensation Committee and the Board intend to periodically re-evaluate our executive compensation philosophy and practices in light of the Company’s performance, needs and developments, including the outcome of future non-binding advisory votes by the Company’s shareholders.

Role of Compensation Consultants

The Compensation Committee’s consultant regularly attends committee meetings and attends executive sessions as requested by the Compensation Committee’s chair, Mr. Wilson. The Compensation Committee’s consultant does not perform any services for the Company’s management, without express approval from the Compensation Committee.

In 2015, the Compensation Committee directly engaged ChaseCompGroup, LLC to perform executive and director compensation market reviews. The Company paid fees totaling $32,516 to ChaseCompGroup in 2015.

Compensation Consultant Independence

In furtherance of maintaining the independence of the Compensation Committee’s compensation consultant, the Compensation Committee has the sole authority to retain, terminate and obtain the advice of ChaseCompGroup, LLC, at the Company’s expense. Further, as discussed above, the Compensation Committee’s compensation consultant will not perform any services for Shore Bancshares management unless approved in advance by the Compensation Committee.

In connection with its engagement of ChaseCompGroup, LLC, the Compensation Committee considered various factors bearing upon ChaseCompGroup, LLC’s independence including, but not limited to, the amount of fees received by ChaseCompGroup, LLC from the Company as a percentage of ChaseCompGroup’s total revenue, ChaseCompGroup’s policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact ChaseCompGroup’s independence. After reviewing these and other factors, the Compensation Committee determined that ChaseCompGroup, LLC is independent and that its engagement does not present any conflicts of interest. ChaseCompGroup, LLC also determined that it was independent from management and confirmed this in a written statement delivered to the Chair of the Compensation Committee as shown below.

“ChaseCompGroup, LLC is independently owned and managed by Diana Chase. ChaseCompGroup, LLC is an independent compensation consulting firm as defined in NASDAQ’s revised listing standards. Our firm does not market any other services or products to Shore Bancshares, nor do any of our consultants own SHBI stock. Our consultants do not have any current or previous personal relationships with management or directors at SHBI”.

Management’s Role in the Executive Compensation Process

Mr. Beatty, our President and Chief Executive Officer, as well as key members of our human resources function each help support the Compensation Committee’s executive compensation process and regularly attend portions of committee meetings. As part of the executive compensation process, Mr. Beatty provides his perspective to the Compensation Committee regarding the performance of his Senior Leadership Team, which includes all of our Named Executive Officers and certain other senior officers of the Company. In accordance with NASDAQ rules, Mr. Beatty is not present when his compensation is being discussed or approved by the Compensation Committee and did not vote on executive compensation matters, and neither he nor other members of management attended executive sessions of the Compensation Committee.

Risk Considerations

We believe that the design and objectives of our executive compensation program provide an appropriate balance of incentives for executives and avoid inappropriate risks. In this regard, our executive compensation program includes, among other things, the following design features:

•	Balanced mix of fixed versus variable compensation and cash-based versus equity-based compensation;
•	Variable compensation based on a variety of performance goals, including Company, business unit and individual performance goals;
•	Compensation Committee discretion to lower annual incentive award amounts;
•	Balanced mix of short-term and long-term incentives;
•	Stock ownership requirements; and
•	Clawback policy.

Compensation Peer Group and Benchmarking

The Compensation Committee refers to executive compensation studies prepared by its independent consultants when it reviews and approves executive compensation. The studies reflect compensation levels and practices for executives holding comparable positions at peer group companies, which help the Compensation Committee set compensation at competitive levels. The Compensation Committee’s primary selection criteria are industry (commercially focused banks), asset size, and geography. The Compensation Committee compares each executive officer’s base salary, target total cash and target long-term incentive compensation value to amounts paid for similar positions at peer group companies.

The Compensation Committee believes that the market median is a useful reference point in helping to achieve the executive compensation program objectives. However, the Compensation Committee also considers other factors when setting compensation; and target total direct compensation for each executive may vary from the market median based on the factors the Compensation Committee considers relevant each year, including particular job responsibilities and scope, adjustments for individual skills and expertise, and internal pay equity.

The compensation peer group developed for the Company by ChaseCompGroup in 2015 is listed below.

Company		City	State	2015 Assets
NewBridge Bancorp	NBBC	Greensboro	NC	2,808,894
CNB Financial Corporation	CCNE	Clearfield	PA	2,285,136
Summit Financial Group, Inc.	SMMF	Moorefield	WV	1,492,429
American National Bankshares Inc.	AMNB	Danville	VA	1,546,889
C&F Financial Corporation	CFFI	West Point	VA	1,405,076
First United Corporation	FUNC	Oakland	MD	1,320,315	*
Citizens & Northern Corporation	CZNC	Wellsboro	PA	1,223,417
Middleburg Financial Corporation	MBRG	Middleburg	VA	1,294,863
Orrstown Financial Services, Inc.	ORRF	Shippensburg	PA	1,292,816
Eastern Virginia Bankshares, Inc.	EVBS	Tappahannock	VA	1,270,384
Community Bankers Trust Corporation	ESXB	Richmond	VA	1,179,346
National Bankshares, Inc.	NKSH	Blacksburg	VA	1,199,739
ACNB Corporation	ACNB	Gettysburg	PA	1,132,543	*
AmeriServ Financial, Inc.	ASRV	Johnstown	PA	1,148,922
Community Financial Corporation	TCFC	Waldorf	MD	1,143,332
Monarch Financial Holdings, Inc.	MNRK	Chesapeake	VA	1,161,454
Peoples Bancorp of North Carolina, Inc.	PEBK	Newton	NC	1,038,481
Franklin Financial Services Corporation	FRAF	Chambersburg	PA	1,035,295
Old Point Financial Corporation	OPOF	Hampton	VA	896,787
Severn Bancorp, Inc.	SVBI	Annapolis	MD	762,079

*	Company still reporting financials as of September 30, 2015 as of the time of this filing.

Compensation Elements at Shore Bancshares

Base Salary

A competitive salary for senior management is essential. Furthermore, flexibility to adapt to the particular skills of an individual or the Company’s specific needs is required. We establish base salaries and assess market competitiveness by comparing our executives’ qualifications, experience and responsibilities as well as their individual performance and value, with similar positions among our peers. Additionally, we consider special circumstances related to staffing needs and market situations and levels of compensation provided from other compensation components.

The Compensation Committee generally reviews executive compensation in the fourth quarter. At that time, we review market studies on executive compensation and solicit input from our President and CEO,

Mr. Beatty, on the performance of each officer that directly reports to him and his recommended base salary increases or decreases. Recommendations regarding adjustments to Mr. Beatty’s salary are discussed and approved in executive session of the Compensation Committee. Fiscal 2016 base salary increases were approved for certain executives based on our market analysis and individual performance in fiscal 2015. Management declined salary increases in 2015 in favor of performance-based compensation. Changes to the salaries of our Named Executive Officers were as follows:

Executive	Title	2014 Salary	2015 Salary	2015 % Increase	2016 Salary	2016 % Increase
Lloyd L. Beatty, Jr.	President & CEO	$355,350	$355,350	—	$369,564	4%
George S. Rapp	CFO	250,000	250,000	—	257,500	3%
Patrick M. Bilbrough	CEO Talbot Bank	255,000	255,000	—	262,650	3%
Edward C. Allen	CEO CNB	175,000	175,000	—	180,250	3%
Richard C. Trippe	CEO Avon Dixon	185,000	185,000	—	185,000	—

Annual Incentive Program

The Company’s incentive program, the Management Incentive Plan (the “MIP”), was developed to provide additional compensation to key management personnel when corporate and individual performance meet or exceed specific predetermined goals. Incentive award targets are assigned to each executive based on the executive’s position and responsibilities. We also consider the identified comparative compensation targets and pay mix outlined in our executive compensation philosophy.

In fiscal 2015, each Named Executive Officer participated in the MIP and was assigned Company and individual goals at the beginning of the year. Target award opportunities under the MIP for 2015 were 30% of base salary for Mr. Beatty and 25% of base salary for the other Named Executive Officers. Once earned, half of the incentive is paid in cash and the other half in equity, unless waived by the Compensation Committee. Half of the equity award vests immediately and the other half vests at the one-year anniversary.

For fiscal 2015, annual incentive bonuses were based on the achievement of the objective performance goals of return on average equity (“ROAE”) and non-performing assets (“NPA”) which together accounted for a potential of 70% of Mr. Beatty’s incentive award. The remaining 30% of his incentive opportunity was tied to personal goals which included factors for business development, reducing the Company’s risk profile, and improving regulatory ratings. The other Named Executive Officers had 80% of their incentives tied to Company and subsidiary goals and 20% tied to personal goals relevant to their business units and roles.

While we performed just short of our target ROAE and NPA goals for 2015, two of our Named Executive Officers earned awards that were slightly above their target awards when results of their business unit and/or individual goals were factored into our payout calculations. Based on our Company and individual performance, the Compensation Committee approved the following incentive payouts for 2015.

Executive	Title	2015 MIP Award	2015 MIP Award		Portion Paid in Equity
Lloyd L. Beatty, Jr.	President & CEO	$127,044	36	%(1)	50%
George S. Rapp	CFO	58,180	23		50
Patrick M. Bilbrough	CEO Talbot Bank	66,996	26	(1)	50
Edward C. Allen	CEO CNB	39,227	23		50
Richard C. Trippe	CEO Avon Dixon	25,000	14		0	(2)

(1)	Executive achieved individual incentives above target goals but less than maximum goals.
(2)	The requirement to take half of the incentive in equity was waived by the Compensation Committee.

Long-Term Incentives

On July 1, 2015, our Board approved a performance equity incentive award program, which is based on a three-year performance cycle. The objective of this program is to build further ownership for our executive team and link a portion of their compensation to longer-term goals. Pursuant to a performance share/restricted stock unit agreement, participating officers may earn incentive awards if certain pre-determined targets are achieved at the end of the three-year performance period, which (“RSU”), for the first performance cycle ends, on December 31, 2017. These pre-determined targets must be achieved at threshold levels for the awards to vest. If the Company’s level of attainment of specified performance goals falls between threshold and target levels or between target and maximum levels, the Compensation Committee will use a proportional approach to determine the number of shares earned by the individual. The following table presents the performance share plan based on the attainment of specified personal performance goals. Performance metrics for the 2015 – 2017 performance period include EPS growth, loan growth and deposit growth. Shares that will potentially vest are based on a percentage of the executive officer’s base salary in effect at time of the grant.

Executive	Title	Threshold Award % of Base Salary	Target Award % of Base Salary	Maximum Award % of Base Salary
Lloyd L. Beatty, Jr.	President & CEO	10.0%	20.0%	40.0%
George S. Rapp	CFO	7.5%	15.0%	30.0%
Patrick M. Bilbrough	CEO Talbot Bank	7.5%	15.0%	30.0%
Edward C. Allen	CEO CNB	7.5%	15.0%	30.0%
Richard C. Trippe	CEO Avon Dixon	5.0%	10.0%	20.0%

In addition, a portion of our Long-Term Incentive Awards are tied to our MIP described above. Executives receive half of their annual incentive awards in equity and may choose a combination of stock options and restricted stock. Half of the equity award vests immediately and the other half vests at the one-year anniversary. We plan to continue this practice in 2016. Please see our Grants of Plan Based Awards table for additional detail.

401(k) Profit Sharing Plan

All employee contributions to the 401(k) Profit Sharing Plan are immediately vested. Discretionary and matching contributions by the Company vest incrementally over a six-year period. Discretionary, pre-tax and matching contributions may be withdrawn while a participant is employed by the Company if the participant has reached age 59½, in circumstances of financial hardship or in certain other circumstances pursuant to plan restrictions.

Deferred Compensation

We maintain a modest deferred compensation account for Mr. Beatty. The initial Company contribution was $25,000, which has grown in value to $66,993. No other deferred compensation plans or supplemental executive retirement plans are in place for our Named Executive Officers. Please see the Nonqualified Deferred Compensation Plan in this section.

Perquisites

The Compensation Committee believes that certain perquisites and other personal benefits can be effective elements of a compensation package because they facilitate and encourage better executive performance and business generation for the Company. Perquisites provided by the Company may include vehicle allowances and country club dues.

Summary Compensation Table

The following table sets forth for the last three fiscal years the total remuneration for services in all capacities awarded to, earned by, or paid to our Named Executive Officers (the Company’s CEO, the Company’s Chief Financial Officer (“CFO”), and the three most highly compensated executive officers and other significant executive officers of the Company and its subsidiaries other than the CEO and CFO who were serving as executive officers as of December 31, 2015 and whose total compensation (excluding changes in pension value and non-qualified deferred compensation earnings) exceeded $100,000 during 2015).

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)(2)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	Change in pension value and non-qualified deferred compensation earnings ($)	All other compensation ($)(4) – (8)	Total ($)
Lloyd L. Beatty, Jr. President and CEO	2015	355,350	—	63,517	—	63,522	563	23,703	506,655
	2014	355,350	—	43,306	43,310	86,616	7,676	20,741	556,999
	2013	345,000	—	89,250	—	—	—	21,345	455,595
George S. Rapp, Vice President, CFO, and PAO	2015	250,000	—	—	29,088	29,090	—	9,800	317,978
	2014	250,000	—	18,754	18,751	37,500	—	8,460	333,465
	2013	225,000	25,000	26,763	—	—	—	—	276,763
Patrick M. Bilbrough, President/CEO of Talbot Bank	2015	255,000	25,000	—	33,500	33,498	—	16,420	363,418
	2014	255,000	—	—	30,678	30,677	—	16,508	332,863
	2013	246,000	40,000	—	—	—	—	15,699	301,699
Edward C. Allen, President/CEO of CNB	2015	175,000	12,500	32,104	—	19,614	—	8,702	247,920
	2014	175,000	30,000	—	—	—	—	5,279	210,279
	2013	—	—	—	—	—	—	—	—
Richard C. Trippe, President/CEO of Avon Dixon	2015	185,000	—	—	—	25,000	—	8,400	218,400
	2014	185,000	—	—	24,975	24,975	—	8,200	243,150
	2013	—	—	—	—	—	—	—	—

(1)	Amounts reflect bonuses paid for the removal of the consent order on Talbot Bank.
(2)	Amounts reflect the aggregate grant date fair value of stock options and restricted stock awards granted in February 2016. See below under “Grants of Plan-Based Awards” regarding assumptions underlying valuation of equity awards.
(3)	Amounts reflect discretionary cash bonuses awarded to the named executive officers. These bonuses were earned in fiscal year 2015 and paid in February 2016. Incentive awards paid under the MIP are reported in the column entitled “Non-Equity Incentive Plan Compensation”.
(4)	For Mr. Beatty, the 2015 amount includes a $9,800 matching contribution under the 401(k) plan, $7,659 for use of an automobile and $6,244 for club dues. The 2014 amount includes a $9,800 matching contribution under the 401(k) plan, $4,875 for use of an automobile and $6,066 for club dues. The 2013 amount includes a $9,800 matching contribution under the 401(k) plan $5,687 for use of an automobile and $5,858 for club dues.
(5)	For Mr. Rapp, the 2015 amount includes a $9,800 matching contribution under the 401(k) plan. The 2014 amount includes a $8,460 matching contribution under the 401(k) plan.
(6)	For Mr. Bilbrough, the 2015 amount includes a $9,800 matching contribution under the 401(k) plan, $1,001 opt out payment in lieu of health insurance coverage provided by the Company and $5,619 for use of an automobile. The 2014 amount includes a $9,800 matching contribution under the 401(k) plan, $1,001 opt out payment in lieu of health insurance coverage provided by the Company and $5,707 for use of an automobile. The 2013 amount includes a $8,893 matching contribution under the 401(k) plan, $1,039 opt out payment in lieu of health insurance coverage provided by the Company and $5,767 for use of an automobile.
(7)	For Mr. Allen, the 2015 amount includes a $8,702 matching contribution under the 401(k) plan. The 2014 amount includes a $5,279 matching contribution under the 401(k) plan. Mr. Allen was not a named executive officer in 2013.

(8)	For Mr. Trippe, the 2015 amount includes an $8,400 matching contribution under the 401(k) plan. The 2014 amount includes an $8,200 matching contribution under the 401(k) plan. Mr. Trippe was not a named executive officer in 2013.

2006 Equity Plan

The 2006 Equity Plan reserves 631,972 shares of Common Stock, subject to adjustment for stock splits and other similar reclassification events, for issuance pursuant to awards. Through December 31, 2015, both nonqualified stock options and restricted stock have been granted under the 2006 Equity Plan. During 2015, the Compensation Committee granted a total of 8,819 restricted shares of Common Stock and 12,799 in nonqualified stock options to the Named Executive Officers under the 2006 Equity Plan. Under the terms of outstanding awards, all unvested shares will lapse and be forfeited upon the termination of the participant’s employment with the Company. The 2006 Equity Plan will terminate on April 26, 2016 and no further awards may be granted under the 2006 Equity Plan after that date.

Grant of Plan Based Awards Table

Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)/Shares	Target ($)/Shares	Maximum ($)/Shares
Lloyd L. Beatty, Jr.	Annual cash incentive	2/24/2016(1)	26,651	53,303	106,605
	Restricted Stock	2/19/2016(2)				$26,651	$53,303	$106,605	5,712	11.12	63,517
	RSUs	7/1/2015(4)				3,744	7,488	14,977	7,488	9.43	70,612
George S. Rapp	Annual cash incentive	2/24/2016(1)	15,625	31,250	62,500
	Stock Options	2/19/2016(2)				$15,625	$31,250	$62,500	5,949	11.12	66,153
	RSUs	7/1/2015(4)				1,975	3,951	7,903	3,951	9.43	37,258
Patrick M. Bilbrough	Annual cash incentive	2/24/2016(1)	15,938	31,875	63,750
	Stock Options	2/19/2016(2)				$15,938	$31,875	$63,750	6,850	11.12	76,172
	RSUs	7/1/2015(4)				2,015	4,030	8,061	4,030	9.43	38,003
Edward C. Allen	Annual cash incentive	2/24/2016(1)	10,938	21,875	43,750
	Restricted Stock	2/19/2016(2)				$10,938	$21,875	$43,750	1,763	11.12	19,605
	RSUs	7/1/2015(4)				1,383	2,766	5,532	2,766	9.43	26,083
Richard C. Trippe	Annual cash incentive	2/24/2016(1,5)	23,125	46,250	92,500
	RSUs	7/1/2015(4)				974	1,949	3.898	1.949	9.43	18,379

(1)	The equity awards noted in the table above were approved by the Compensation Committee pursuant to the MIP established at the beginning of fiscal year 2015. The performance goals outlined in the MIP were evaluated by the Compensation Committee at the end of fiscal year 2015 and the cash awards were granted on February 24, 2016.
(2)	Pursuant to the MIP, each participant is required to take half of their annual incentive in the form of equity. The participant can choose between Restricted Stock or Stock Options. The amounts reflected on this line reflect the participants election of either Restricted Stock or Stock Options, which awards were granted on February 19, 2016.
(3)	The amounts for stock options represent the grant date fair value as determined using a binominal option-pricing model and are not indicative of whether the Named Executive Officer will realize the fair value of any financial benefit from the award. For additional information on the valuation assumptions, see below under “Assumptions underlying valuation of equity awards”. The amounts for performance restricted stock and options represent the grant date fair value as determined using the Black-Scholes valuation model.
(4)	The amounts indicate the number of RSUs granted in 2015 that could convert into shares of Common Stock at the end of the three-year performance period (2015 – 2017) based on Company goals identical for all participants. Each operating goal varies in weighting and is subject to threshold, target, and maximum goals linked to the participant’s base salary. These performance based RSUs will cliff vest on December 31, 2017 according to the level of achievement of the specified goals.

(5)	The Compensation Committee waived the requirement for Mr. Trippe to receive half of his annual incentive in the form of equity.

Assumptions underlying valuation of equity awards

The weighted average fair value of stock options granted on February 19, 2016 was $4.89. The Company estimates the fair value of options using the Black-Scholes valuation model with weighted average assumptions for dividend yield, expected volatility, risk-free interest rate and expected lives (in years). The expected dividend yield is calculated by dividing the total expected annual dividend payout by the average stock price. The expected volatility is based on historical volatility of the underlying securities. The risk-free interest rate is based on the Federal Reserve Bank’s constant maturities daily interest rate in effect at grant date. The expected contract life of the options represents the period of time that the Company expects the awards to be outstanding based on historical experience with similar awards. The following weighted average assumptions were used as inputs to the Black-Scholes valuation model for options granted in 2016.

Avg. Stock Price (2/18/16)	11.12
Exercise Price	11.12
Expected volatility	38.60%
Risk-free interest rate	1.75%
Expected contract life (in years)	10

The following table provides information with respect to outstanding equity awards held by the Named Executive Officers at December 31, 2015.

Outstanding Equity Awards At Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Mr. Beatty	22,590			6.64	March 15, 2022	3,334	(1)	36,074
	6,295	6,295	(2)	9.18	March 15, 2025	2,360	(2)	25,535
Mr. Rapp	2,725	2,725	(2)	9.18	March 15, 2025	1,965	(3)	21,261
						1,021	(2)	11,047
Mr. Bilbrough	4,459	4,459	(2)	9.18	March 15, 2025	—		—
Mr. Allen	—	—		—	—	—		—
Mr. Trippe	3,630	3,630	(2)	9.18	March 15, 2025	—		—

(1)	This award vested on January 1, 2016.
(2)	These awards vested or became exercisable, as applicable, on January 7, 2016.
(3)	Unless forfeited, 100% will vest on March 21, 2016.

The following table sets forth the number of restricted shares of Common Stock acquired by the Named Executive Officers pursuant to stock awards that vested during 2015 and the value realized upon vesting of stock awards.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Beatty	—	—	3,333	30,364
			2,360	21,653
Mr. Rapp	—	—	1,965	17,940
			1,022	9,377
Mr. Bilbrough	—	—	—	—
Mr. Allen	—	—	1,344	12,499
Mr. Trippe	—	—	—	—

Deferred Compensation

The following table provides information regarding 2015 contributions, earnings, and other financial information in respect of the Company’s Deferred Compensation Plan:

Nonqualified Deferred Compensation

Name	Plan(1)	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings (loss) in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Mr. Beatty	CDCP	—	—	563	—	66,993
Mr. Rapp	—	—	—	—	—	—
Mr. Bilbrough	—	—	—	—	—	—
Mr. Allen	—	—	—	—	—	—
Mr. Trippe	—	—	—	—	—	—

(1)	“CDCP” stands for the Company Deferred Compensation Plan.

Under the Company’s Deferred Compensation Plan, amounts deferred at the election of the employee are credited to an account maintained on behalf of the participant and are deemed to be invested in certain investment options established from time to time by the Compensation Committee. Mandatory, matching and discretionary contributions will be credited to an Employer Funded Account (as defined in the plan) established by the Company and will be deemed to be invested in the manner specified in the participant’s election form for that Plan Year in respect of his or her voluntary deferrals. An employee’s account is credited with the gain or loss generated on the investments in which the funds in those accounts are deemed to be invested. Mandatory contributions will be reduced on a pro-rata basis in the event a participant has a Separation from Service (generally defined as a termination of employment other than because of death, Disability (as defined in the plan) or the taking of leave of absence).

A participant is fully vested at all times in employee deferrals (and earnings thereon). Starting in the second year of participation, a participant vests in his or her Employer Funded Account at the rate of 25% each year. If, however, (i) the participant reaches age 70 while employed, (ii) the participant’s service with the Company terminates because of death or Disability, or because of retirement at or after age 70, or (iii) the Company experiences a Change in Control (as defined in the plan), then in each such case the participant’s interest in his or her Employer Funded Account will be automatically 100% vested regardless of years in the plan. If the participant separates from service for any other reason, then any non-vested portion of his or her Employer Funded Account will be forfeited.

The Company’s Deferred Compensation Plan contemplates automatic distributions upon the occurrence of certain events and elective distributions.

If a participant dies or experiences a Disability while employed by the Company or if the Company experiences a Change in Control (as defined in the plan), then the vested portions of a participant’s accounts will be distributed in a lump sum payment to the participant or, in the case of death, to his or her designated beneficiaries. If a participant experiences a Separation from Service, then the vested portions of a participant’s accounts will be distributed in a lump sum or in installments, as specified in the most recent election form. Certain restrictions on the commencement of automatic distributions apply to Key Employees (as defined in the plan).

A participant may elect in his or her annual election form to receive elective distributions, or “In-Service Distributions,” of his or her employee deferrals (and earnings thereon) for a given Plan Year as soon as three years after the end of that Plan Year. At the time of the election, the participant must also elect whether to receive the elective distribution in a lump sum or in installments over a period of up to 10 years. If a participant fails to make a payment method election, then the distribution will be made in one lump sum. A participant may change his or her election to postpone a distribution or change the form of payment, but such change must be made at least 12 months prior to the original distribution date, cannot be effective until at least 12 months following the subsequent election, and must postpone the commencement of the payment for a period of at least five years from the original distribution date.

The Company’s Deferred Compensation Plan also permits certain limited distributions upon the occurrence of an Unforeseen Emergency (as defined in the plan) and a lump sum distribution, at the administrator’s sole discretion, in the event the participant’s accounts have a value of less than $10,000.

For information about amounts that could be payable to the Named Executive Officers under these deferred compensation plans upon a termination of employment, see the section below entitled “Benefits Upon Termination of Employment.”

Employment Agreements

On September 21, 2015, the Company and Mr. Beatty entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) which provides that he will serve as our CEO and President, and entitles him to receive an annual base salary of $355,350 subject to periodic review and adjustment. In addition, Mr. Beatty is entitled to: (i) participate in our bonus plans; (ii) receive employee benefits of the type offered by the Company and its affiliates to similarly-situated officers, including vacation, sick leave and disability leave; (iii) receive fringe benefits of the type customarily made available by the Company to its officers; and (iv) be reimbursed for employment-related expenses.

The Employment Agreement has a twelve-month term, which will automatically renew for successive twelve-month terms unless a party notifies the other party at least 60 days prior to the end of the then-current term of its or his decision not to renew the Employment Agreement. At least 120 days prior to the commencement of a new term, the Board or a committee thereof will conduct a comprehensive performance evaluation and review of Mr. Beatty to determine whether to give notice of non-renewal. The term of Mr. Beatty’s employment under his Employment Agreement may be terminated at any time and for any reason by either the Company or Mr. Beatty (upon 30 days’ prior written notice), and it will automatically terminate upon Mr. Beatty’s death.

Generally, the Company’s obligations to Mr. Beatty under his Employment Agreement will be suspended if any regulatory agency with jurisdiction over the Company temporarily prohibits the officer’s continued employment. If such regulator’s charges are later dismissed, then the Company must reinstate the officer and pay him all compensation that was withheld during the suspension.

Upon the termination of his employment, Mr. Beatty is entitled to receive all unpaid base salary that has accrued through the date of termination, all bonus awards (prorated through the last day of the month in which termination occurs) that he would have received had he remained employed when bonuses are next declared or paid, and reimbursement of all unreimbursed expenses, all of which must be paid no later than the last day of the calendar quarter of the quarter in which the termination occurs. In addition, all unexercised or unvested equity awards, or portions thereof, held by the officer as of the date of termination shall vest or terminate and be exercisable in accordance with their terms.

If Mr. Beatty’s employment is terminated without “Cause” prior to the expiration of the term of his Employment Agreement, then, except in the case of termination following a “Change in Control” of the Company, he will additionally be entitled to receive severance (“Severance”) in the form of continued base salary (at the then-current level) for a period of 24 months following the date of termination (the “Severance Period”). The Employment Agreement provides that the first Severance payment will be made on the first regular payroll date that occurs on or after the 60th day following the termination of employment, provided that Mr. Beatty has executed and delivered a release of claims and the statutory period during which he may revoke that release has expired on or before that 60th day.

In lieu of Severance, the Employment Agreement provides for the payment of a Change in Control benefit (the “CiC Benefit”) should the Company terminate Mr. Beatty’s employment without Cause within 12 months of a Change in Control of the Company. In this case, Mr. Beatty will be entitled to receive an amount equal to the difference between (i) the product of 2.99 times the officer’s “base amount” as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) the sum of any other parachute payments as defined under Section 280G(b)(2) of the Code that the officer receives on account of the Change in Control. The CiC Benefit will be paid in one lump sum on the 60th day following termination of employment, provided that Mr. Beatty has executed and delivered a release of claims and the statutory period during which he may revoke that release has expired on or before that 60th day.

Notwithstanding the payment terms discussed above, any payment obligation that arises on account of a termination of employment while Mr. Beatty is a “specified employee” as defined under Section 409A of the Code will be subject to a post-termination waiting period to the extent that the payment constitutes “deferred compensation” under applicable Treasury regulations. Mr. Beatty’s Employment Agreement provides that such amounts will be paid, with interest, in a lump sum, within 15 days after the six-month period that follows his termination date. If Mr. Beatty dies during the waiting period, then payment will be made in a lump sum within 15 days after the appointment of a personal representative or executor of his estate.

If Mr. Beatty is indebted to the Company at the time his employment is terminated, then, subject to certain restrictions, the Employment Agreement allows the Company to apply any post-termination amounts due to Mr. Beatty toward repayment of such debt.

The Employment Agreement defines the term “Cause” as: (i) the officer’s “Disability” (as defined in the Employment Agreement); (ii) an action or failure to act by the officer constituting fraud, misappropriation or damage to the property or business of the Company; (iii) conduct by officer that amounts to fraud, personal dishonesty or breach of fiduciary duty; (iv) officer’s conviction (from which no appeal may be, or is, timely taken) of a felony or willful violation of any law, rule or regulation (other than traffic violations or similar offenses); (v) the officer’s breach of any of his obligations hereunder; (vi) the unauthorized use, misappropriation or disclosure by the officer of any confidential information of the Company or of any confidential information of any other party to whom the officer owes an obligation of nondisclosure as a result of his relationship with the Company; (vii) the willful violation of any final cease and desist or consent order; (viii) a knowing violation by officer of federal and state banking laws or regulations which is likely to have a material adverse effect on the Company, as determined by the Board; (ix) the determination by the Board, in the exercise of its reasonable judgment and in good faith, that officer’s job performance is substantially unsatisfactory and that he has failed to cure such performance within a reasonable period (but in no event more than thirty (30) days) after written notice specifying in reasonable detail the nature of the unsatisfactory performance; (x) officer’s material breach of any of the Company’s written policies; or (xi) the issuance of any order by the Maryland Commissioner of Financial Regulation, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, or any other supervisory agency with jurisdiction over the Company permanently prohibiting the continued service of the officer with the Company. No act or failure to act on the part of the officer shall be considered “willful” unless it is done, or omitted to be done, by the officer in bad faith or without reasonable belief that the officer’s action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, or upon the advice of legal counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the officer in good faith and in the best interest of the Company.

The term “Change in Control” is defined as the occurrence of any of the following events: (i) a person, or group of persons acting together, acquires ownership of securities of the Company that, together with such person’s or group’s other securities, constitutes more than 50% of the total fair market value or total voting power of the Company’s securities; (ii) any person, or group of persons acting together, acquires (or has acquired during the preceding 12-month period) ownership of securities of the Company possessing 35% or more of the total voting power of the Company’s securities, (iii) a majority of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election; or (iv) any person, or group of persons acting together, acquires (or has acquired during the preceding 12-month period) assets from the Company that have a total gross fair market value equal of at least 40% of the total gross fair market value of all of the Company’s assets.

The Employment Agreement contains non-competition and non-solicitation provisions. Specifically, during the term of Mr. Beatty’s employment and thereafter until the longer of (i) his Severance Period and (ii) the date that is 12 months after the date of the Employment Agreement, but in no case longer than 24 months following the termination of employment, Mr. Beatty may not, directly or indirectly, (a) compete with the Company or any of its affiliates in any county of any jurisdiction in which the Company or any of its affiliates maintains a branch or other office, or in any county of any jurisdiction that is contiguous to any such county, (b) solicit any existing Business Relation (as defined in the Employment Agreement) of the Company or any of its affiliates, wherever located, to purchase, sell or otherwise provide competing products and services, (c) accept employment with or act as an independent contractor to any such Business Relation if the employment or service will require the officer to render services that are similar to those provided by the Company or any of its affiliates, (d) employ, engage, or solicit for employment or engagement any person who was an employee or independent contractor of the Company or any of its affiliates during the 24 months preceding Mr. Beatty’s termination of employment, (e) employ, engage or solicit for employment any employee of the Company, whether or not such employee is a full time employee or a temporary employee of the Company and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will, or (f) encourage any person to reduce such person’s business, employment or service with the Company or any affiliate. In addition to the foregoing, the Employment Agreement contains other customary business protection provisions, including an agreement to maintain the confidentiality of the Company’s business information, an agreement to return Company property following termination, and a 12-month non-disparagement agreement.

Except for disputes relating to the enforcement of the non-competition, non-solicitation and other business protection provisions of the Employment Agreement, the parties have agreed that all disputes arising under the Employment Agreements will be settled by binding arbitration.

Benefits Upon Termination of Employment

The following table shows the estimated present value of benefits (as of December 31, 2015) that could be payable to the Named Executive Officers under employment agreements and deferred compensation plans upon a termination of employment. Information is provided only for those Named Executive Officers who are eligible to receive such benefits.

Name	Reason for Termination	Payment Under Employment Agreement ($)	Payment Under Deferred Compensation Plans ($)
Mr. Beatty	Death or disability	—	66,993
	Change in control	1,062,497	66,993
	Involuntary termination without cause	710,700	66,993
	Termination for any other reason before age 70	—	66,993
	Termination for any other reason after age 70	—	66,993

Accounting and Tax Considerations

To the extent required by law, the Compensation Committee has structured the compensation program to comply with Section 162(m) and Section 409A of the Code. Under Section 162(m), a limitation was placed on tax deductions of any publicly held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest, and an additional federal income tax of 20% of the benefit includible in income. The Company has no individuals with non-performance based compensation paid in excess of the Section 162(m) tax deduction limit.

The Compensation Committee’s stock option grant policies have been impacted by the implementation of Financial Accounting Standards Board ASC Topic 718 (“ASC 718”). Details related to the adoption of ASC 718 and the impact to the Company’s financial statements are discussed in the Notes to the Consolidated Financial Statements included in the accompanying Annual Report on Form 10-K under the heading “Stock Based Compensation”.

The Compensation Committee has structured the change in control provision of Mr. Beatty’s employment agreements to minimize income tax penalties that could be imposed on the Company and/or Mr. Beatty under Section 280G of the Code. Under Section 280G, an excise tax is imposed on an executive officer who receives payments that are deemed to be contingent on a change in the ownership or effective control of the Company to the extent they exceed 2.99 times the executive’s “annualized includable compensation for the base period” (i.e., the average annual compensation that was includable in his or her gross income for the last five taxable years ending before the date on which the change in control occurs). In addition, the Company is not entitled to treat such excess as compensation expense for federal income tax purposes.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the section of this Proxy Statement entitled “COMPENSATION DISCUSSION AND ANALYSIS”. Based on this review and these discussions, the Compensation Committee recommended to the Board that the section of this Proxy Statement entitled “COMPENSATION DISCUSSION AND ANALYSIS” be included in this Proxy Statement and that it be incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

By:	COMPENSATION COMMITTEE John H. Wilson, Chair Christopher F. Spurry David W. Moore

Compensation Committee Interlocks and Insider Participation

The Compensation Committee oversees executive compensation matters. John H. Wilson, Chair, Christopher F. Spurry, and David W. Moore served on the Compensation Committee during 2015. None of the foregoing persons was, during 2015, an officer or employee of the Company, was formerly an officer of the Company, had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K, or had any interlocking relationship contemplated by Item 407(e)(4)(iii) of Regulation S-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is the policy of the Company that all permissible transactions between the Company and its executive officers, directors, holders of 5% or more of the shares of its Common Stock and affiliates thereof, contain terms no less favorable to the Company than could have been obtained by it in arm’s-length negotiations with unaffiliated persons and are required to be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

Related Party Transactions

Talbot Bank and CNB have had banking transactions in the ordinary course of their businesses with their directors and officers and with the associates of such persons on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the time for comparable transactions with persons not related to the Company and its subsidiaries. Extensions of credit by Talbot Bank and CNB to these persons have not and do not currently involve more than the normal risk of collectability or present other unfavorable features.

Review, Approval and Ratification of Related Party Transactions

Nasdaq Rule 5630 requires the Company to conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis and further requires all such transactions to be approved by the Company’s Audit Committee or another “independent body” of the Board. The term “related party transaction” is generally defined as any transaction (or series of related transactions) in which the Company is a participant and the amount involved exceeds $120,000, and in which any director, director nominee, or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the outstanding shares of Common Stock to file reports with the SEC disclosing their ownership of Common Stock at the time they become subject to Section 16(a) and changes in such ownership that occur during the year. Based solely on a review of copies of such reports furnished to us, or on written representations that no reports were required, we believe that all directors, executive officers and holders of more than 10% of the Common Stock complied in a timely manner with the filing requirements applicable to them with respect to transactions during the year ended December 31, 2015.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF STEGMAN & COMPANY
AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR
FISCAL YEAR 2016

Shareholders will also be asked to ratify the Audit Committee’s appointment of Stegman & Company to audit the books and accounts of the Company for the fiscal year ended December 31, 2016. Stegman & Company served as our independent registered public accounting firm in 2015. Stegman & Company has advised the Company that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with the Company other than as independent auditors. A representative of Stegman & Company is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Because your vote is advisory, it will not be binding upon the Audit Committee, overrule any decision made by the Audit Committee, or create or imply any additional fiduciary duty by the Audit Committee. The Audit Committee may, however, take into account the outcome of the vote when considering future auditor appointments.

Audit Fees and Services

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Stegman & Company during fiscal years 2015 and 2014:

	2015	2014
Audit Fees	$205,148	$191,537
Audit-Related Fees	11,542	54,854
Tax Fees	17,750	15,265
All Other Fees	—	—
Total	$234,440	$261,656

Audit Fees incurred in fiscal years 2015 and 2014 include charges for the examination of our consolidated financial statements, quarterly reviews of financial statements, and the attestation of management’s report on internal control over financial reporting. Audit-Related Fees incurred in fiscal year 2015 and 2014 include charges mainly related to the audit of the 401(k) and profit sharing plan and comfort procedures related to the registration statement. Tax Fees incurred in fiscal years 2015 and 2014 include charges primarily related to tax return preparation. The Audit Committee has reviewed summaries of the services provided and the related fees and has determined that the provision of non-audit services is compatible with maintaining the independence of Stegman & Company.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permitted non-audit services, except that de minimis non-audit services, as defined in Section 10A(i)(1) of the Exchange Act, may be approved prior to the completion of the independent auditor’s audit. All of the 2015 and 2014 services described above were pre-approved by the Audit Committee.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act and the rules promulgated thereunder, our shareholders are entitled to cast an advisory vote to approve the Named Executive Officer’s compensation at least once every three years. This proposal, commonly known as a “Say-on-Pay” vote, gives our shareholders the opportunity to express their views on the Named Executive Officer’s compensation. In a vote held at the 2012 annual meeting of shareholders, our shareholders voted in favor of holding Say-on-Pay votes annually.

Our goal for the executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for the Company’s success in dynamic and competitive markets. The section of this Proxy Statement entitled “COMPENSATION DISCUSSION AND ANALYSIS” contains the information required by Item 402 of Regulation S-K and discusses in detail our executive compensation program, the decisions made by the Compensation Committee during 2015, and the compensation that was earned by, awarded to or paid to the Named Executive Officers.

The Board and its Compensation Committee believe that our compensation policies and procedures are reasonable in comparison both to our peer group and to our performance during 2015. The Board and its Compensation Committee also believe that our compensation program strongly aligns executive officers with the interests of shareholders in the long-term value of the Company as well as the components that drive long-term value.

At the Annual Meeting, shareholders will be asked to adopt the following non-binding advisory resolution:

RESOLVED, that the compensation paid to the named executive officers of Shore Bancshares, Inc., as disclosed in its definitive proxy statement for the 2016 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including in the section entitled “COMPENSATION DISCUSSION AND ANALYSIS,” is hereby approved.

Because this advisory vote relates to, and may impact, our executive compensation policies and practices, the Named Executive Officers have an interest in the outcome of this vote. However, it should be noted that your vote is advisory, so it will not be binding on the Board or its Compensation Committee, overrule any decision made by the Board or its Compensation Committee, or create or imply any additional fiduciary duty by the Board or its Compensation Committee. The Board and its Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

PROPOSAL 4: APPROVAL OF THE SHORE BANCSHARES, INC.
2016 STOCK AND INCENTIVE COMPENSATION PLAN

Overview

At the Annual Meeting, shareholders will be asked to approve the Shore Bancshares, Inc. 2016 Stock and Incentive Compensation Plan (the “2016 Plan”), a copy of which is attached to this Proxy Statement as Appendix A and incorporated herein by reference. The following summary of key provisions of the 2016 Plan is qualified in its entirety by reference to the attached 2016 Plan document. Based upon the recommendation of the Compensation Committee, our Board approved the form of the 2016 Plan on March 11, 2016, and recommended that it be submitted to the shareholders for approval at this year’s Annual Meeting.

Equity Compensation is an Important Part of Our Compensation Program

The Compensation Committee established long-term equity-based compensation as an important element of our compensation program. The Compensation Committee emphasizes long-term equity-based compensation in order to (i) align participants’ interests with the interests of the Company’s shareholders in the long-term success of the Company; (ii) provide management with an equity ownership in the Company tied to Company performance; (iii) attract, motivate and retain key employees and non-employee directors; and (iv) provide incentive to management for continuous employment with the Company. The 2016 Plan, like the 2006 Equity Plan, is designed to advance these interests of the Company and its shareholders. Equity-based compensation under the 2016 Plan encourages executives to act as owners with an equity stake in the Company, discourages inappropriate risk-taking and contributes to the continuity and stability within the Company’s leadership.

The 2006 Equity Plan Will Expire and Will No Longer Have Shares Available

The 2016 Plan is intended to serve as a successor to the Company’s existing 2006 Equity Plan, which terminates on April 26, 2016. As of March 15, 2016 there were approximately 15,731 shares of our Common Stock subject to outstanding awards and approximately 435,215 shares of our Common Stock available for future awards under the 2006 Equity Plan.

Because the 2006 Equity Plan will expire and automatically terminate on April 26, 2016, the Company’s ability to use long-term equity-based compensation as a significant component of its overall compensation would be quite limited if the shareholders do not approve the 2016 Plan.

In considering and approving the 2016 Plan, our Board determined that the number of shares of Common Stock to be reserved for issuance under the 2016 Plan could be expected to allow us to continue our historical equity compensation practices through 2020. If the 2016 Plan is approved by shareholders, it will replace the expiring 2006 Equity Plan and no new awards will be made under the 2006 Equity Plan following the 2016 Annual Meeting. As of March 15, 2016, approximately 435,215 shares of Common Stock remain available for issuance under the 2006 Equity Plan. Based on the number of shares of Common Stock that remain available under the 2006 Equity Plan, the Board believes it is advisable to have an additional 314,785 shares of Common Stock available under the 2016 Plan for an aggregate pool of 750,000 shares of Common Stock (subject to increases from the forfeiture and termination of awards previously issued under the 2006 Equity Plan).

The 2016 Plan Reflects Compensation and Governance Best Practices

In order to replace the 2006 Equity Plan, our Board has approved, subject to shareholder approval, the 2016 Plan in the form attached to this Proxy Statement as Appendix A. The 2016 Plan is intended to replace the 2006 Equity Plan as the plan under which the Company will grant equity awards to attract, motivate and retain highly qualified employees, officers, directors and consultants of the Company by providing them with meaningful long-term financial incentives. The 2016 Plan contains provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices, including:

•	Shareholder approval is required for additional shares. Neither the 2006 Equity Plan nor the 2016 Plan contain an annual “evergreen” provision, pursuant to which the share pool would be automatically increased each year based on a specified formula. Rather, the 2016 Plan reserves for issuance a total of 750,000 shares of Common Stock for new awards, plus any shares of Common Stock subject to outstanding awards under the 2006 Equity Plan which are forfeited, expire or are canceled after April 26, 2016.
•	Flexible share plan. Unlike the 2006 Equity Plan, the 2016 Plan contains a flexible share plan design in which “full value” awards (i.e., awards with the value based on the full value of the shares issuable pursuant to such award as compared to stock options or stock appreciation rights where the value of the award is based on the appreciation in value of the underlying shares) will count against the share reserve as an issuance of two shares for every share actually issued, and awards of stock options or stock appreciation rights will count against the share reserve on a one-to-one basis (in the event an award is forfeited, expired or cancelled, shares subject to the award will be returned to the share reserve in the same ratio). This feature will promote flexibility in our compensation practices and will reflect current best practices.
•	No liberal share recycling. Shares retained by or delivered to the Company to pay the exercise price of stock options or stock appreciation rights or to satisfy withholding for taxes in connection with the exercise or settlement of an award will not be added back to the pool of available shares under the 2016 Plan and will not be available for future awards.
•	Repricing is not allowed. The 2016 Plan expressly prohibits the Company from repricing stock options without first obtaining shareholder approval.
•	No discount stock options. All stock options will have an exercise price equal to or greater than the fair market value of our Common Stock on the date the stock option or stock appreciation right is granted.
•	No Reload Options. The 2006 Equity Plan authorized the Compensation Committee to grant reload options. The 2016 Plan no longer provides reload options.
•	Fair Market Value. The fair market value of a share of Common Stock will equal the closing price of a share of Common Stock on the date of calculation (or the last preceding date if the Common Stock was not traded on such date). Under the 2006 Equity Plan, the fair market value of a share of the Common Stock was based on the mean between the high and low sales of a share of stock on the trading day immediately preceding the relevant calculation date.
•	Minimum Vesting Requirement. Subject to certain limited exceptions, awards granted under the 2016 Plan will be subject to a minimum vesting period of one year.
•	No Single-Trigger Change in Control Vesting. If awards granted under the 2016 Plan are assumed by a successor entity in connection with a change in control, such awards will not automatically vest and pay out upon a change in control.
•	Awards Subject to a Clawback Policy. Awards under the 2016 Plan will be subject to any compensation recoupment policy that the Company may adopt from time to time.
•	Other Administrative Changes. The 2016 Plan made other administrative changes that clarified or expanded upon the terms of the 2006 Equity Plan.

Approval of the Plan is also Approval of Performance Goals for Purposes of 162(m)

Voting for the 2016 Plan will provide the shareholder vote of approval necessary under the Code for grants under the 2016 Plan to qualify as performance-based executive compensation exempt from the limitation on deduction imposed on compensation in excess of $1 million to named executive officers of the Company in accordance with Section 162(m) of the Code (“Section 162(m)”). Section 162(m) generally limits the annual deduction that the Company may take for compensation of its covered officers, which consist of its chief executive officer and three other most highly compensated executive officers (other than its chief financial officer) who are serving at the end of the year.

Under Section 162(m), certain compensation, including compensation based on the attainment of performance goals, will not be subject to this limitation if applicable requirements are met. Section 162(m)

requires that the Company disclose the material terms of the 2016 Plan and that shareholders approve the applicable performance measures pursuant to which the performance-based compensation is to be paid be disclosed to and approved by the shareholders. Accordingly, if the 2016 Plan is approved by shareholders and the other conditions of Section 162(m) relating to performance-based compensation are satisfied, qualified performance-based compensation paid to covered officers pursuant to the 2016 Plan will not fail to be deductible due to the operation of Section 162(m). As a result, shareholders may benefit from a reduction in the Company’s tax obligations.

Description of the 2016 Plan

Set forth below is a summary of the material terms of the 2016 Plan. The summary does not purport to be complete, and is qualified in its entirety by the full text of the 2016 Plan attached to this Proxy Statement as Appendix A. Shareholders are encouraged to review the text of the 2016 Plan carefully.

Purpose.  The purpose of the 2016 Plan is to promote the growth and profitability of the Company by (a) encouraging outstanding individuals to accept or continue employment with the Company or to serve as directors of the Company, (b) providing those persons with incentive compensation opportunities in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, and or performance units, thereby aligning their interests with those of the Company’s shareholders, and (c) furthering the Company’s risk mitigation strategy by enabling the Company to provide incentive compensation that appropriately balances risk and reward.

Effective Date and Term.  The 2016 Plan will be effective on April 27, 2016, if approved by the Company’s shareholders at the Annual Meeting. The 2016 Plan will terminate on April 27, 2026.

Administration.  The Compensation Committee will administer the 2016 Plan. Among other powers, the Compensation Committee will have full and exclusive power to: (i) establish the terms and conditions upon which an award may be made and exercised under the 2016 Plan; (ii) interpret the terms and the intent of the 2016 Plan and any award agreement; (iii) determine eligibility for awards; (iv) determine award recipients; (v) grant awards; (vi) accelerate the exercisability of any award, the end of a performance period applicable to an award, or termination of any restriction imposed on an award under the 2016 Plan; (vii) determine what leaves of absences do not constitute interruptions of employment or service or continuous employment or service; (viii) determine the fair market value of the shares of Common Stock of the Company; (ix) designate an award as performance-based compensation or as performance units, select the performance measures, and (x) make all other determinations relating to the 2016 Plan.

The Compensation Committee may delegate to one or more of its members, other directors, and officers of the Company such administrative duties or powers as it may deem advisable. The Compensation Committee may authorize one or more of the Company’s officers to designate employees to be recipients of awards and/or determine the size of any such award; provided that (i) the Compensation Committee may not delegate such authority with respect to awards to be granted to an officer or other directors of the Company or a person who beneficially owns more than ten percent of Common Stock, (ii) the authorizing resolution of the Compensation Committee must state the total number of awards that may be so granted; and (iii) the officer must report periodically to the Compensation Committee about the nature and scope of the awards granted.

Eligibility for Participation.  The 2016 Plan is available to all directors of the Company and its subsidiaries and all officers, employees and consultants of the Company and its subsidiaries who, in the opinion of the Compensation Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its subsidiaries. Subject to the provisions of the 2016 Plan, the Compensation Committee has the authority to select from all eligible individuals those to whom awards are granted and to determine the nature and amount of each award. As of December 31, 2015, there were 9 directors (of whom 7 were non-employee directors), 5 executive officers, and approximately 286 employees (including officers who are not executive officers) who would have been eligible to participate in the 2016 Plan.

Types of Awards.  The 2016 Plan permits the Compensation Committee, in its sole discretion, to grant various forms of incentive awards. The Compensation Committee has the power to grant stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, and performance units. Each award will be reflected in an agreement between the Company and the participant, will be subject to the applicable terms and conditions of the 2016 Plan and may also be subject to other terms and conditions contained in the award agreement consistent with the 2016 Plan that the Compensation Committee deems appropriate, including accelerated vesting or settlement in the event of a participant’s death, disability or termination of employment. The provisions of the various agreements entered into under the 2016 Plan do not need to be identical.

Stock Options.  Stock options allow the participant to buy a certain number of shares of Common Stock at an exercise price equal to at least the fair market value (as determined by the Compensation Committee) on the date the option is granted. The Compensation Committee may grant stock options intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Code, so-called “nonqualified stock options” that are not intended to so qualify as incentive stock options (“NQSOs”), or any combination of ISOs and NQSOs. All persons eligible to participate in the 2016 Plan may receive a grant of NQSOs. Only employees of the Company and its subsidiaries may receive a grant of ISOs.

The Compensation Committee fixes the exercise price per share for options on the date of grant, provided that the exercise price of any option granted under the 2016 Plan can never be less than the fair market value of the underlying shares of Common Stock on the date of grant and provided further that, if a participant who will be granted an ISO is a person who holds more than 10% of the total combined voting power of all classes of outstanding voting securities of the Company, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of a share of Common Stock on the date of grant. To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs (under all of the Company’s equity compensation plans) become exercisable for the first time by a participant during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs. The maximum number of shares available for awards of ISOs is 750,000.

The Compensation Committee determines the term of each option, provided that no option may have a term greater than 10 years from the date of grant and provided further that, if the recipient of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company, the term of that person’s ISO may not exceed five years from the date of grant. The vesting period for options commences on the date of grant and ends on a date that is determined by the Compensation Committee, in its sole discretion, which is specified in the award agreement. Options may be exercised at such times and be subject to such restrictions as the Compensation Committee determines; provided that ISOs may be exercised only while the participant is employed by or providing service to the Company or within a specified period of time after termination of such employment or service, as determined by the Compensation Committee. A participant may exercise an option by delivering notice of exercise to the Company or its designated agent. Payment of the exercise price and any withholding taxes for an option may be made (i) in cash, (ii) by delivering shares of Common Stock already owned by the participant and having a fair market value on the date of exercise equal to the exercise price, (iii) by a combination of the foregoing, or (iv) to the extent permitted by law and approved by the Compensation Committee, through a cashless exercise of the option using a broker. The Compensation Committee may impose in an award agreement such restrictions on the shares deliverable upon exercise of a stock option as it deems appropriate, including that such shares will constitute “restricted shares” subject to restrictions on transfer.

Stock Appreciation Rights.  The Compensation Committee may grant SARs to anyone eligible to participate in the 2016 Plan. Awards may involve freestanding SARs, SARs granted with, but exercisable in lieu of, stock options (“Tandem SARs”), SARs granted with, and in addition to, stock options (“Additive SARs”), or any combination of the foregoing. Any Tandem or Additive SAR that relates to an ISO must be granted at the same time as the ISO. The Compensation Committee will determine the period when SARs vest and become exercisable, the fair market value of the shares of Common Stock underlying the SARs on the date of grant, and whether SARs will be freestanding SARs, Tandem SARs or Additive SARs. SARs may be exercised only while the participant is alive. The exercise of a SAR does not require the payment of any money to the Company. Upon exercise of a freestanding SAR, the participant will receive an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the fair market value on the date of grant. A Tandem or Additive SAR shall have the same exercise price as the related option. Accordingly, upon exercise of a Tandem SAR or an Additive SAR, the participant will receive an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over exercise price of the related stock option. The exercise of a Tandem SAR will reduce the number of shares available under the related stock option by the amount of shares exercised, and vice versa. The exercise of an Additive SAR will have no effect on the related stock option. The award agreement granting a SAR may provide, however, on an elective or non-elective basis, for payment of the SAR value on a date after exercise, which amount will be adjusted (if provided in the award agreement) from the date of exercise based on an interest, dividend equivalent, earnings or other basis (including the deemed investment of the award amount in shares of Common Stock) determined by the Compensation Committee. Payment to the participant of the SAR value (or adjusted value, if applicable) will be in cash, in shares of Common Stock or in a combination of cash and shares of Common Stock, as determined by the Compensation Committee.

Restricted Stock.  The Compensation Committee may grant restricted stock to anyone eligible to participate in the 2016 Plan. An award of restricted stock involves the immediate transfer by the Company to the participant of a specific number of shares of Common Stock which are subject to a risk of forfeiture and a restriction on transferability. This restriction will lapse following a stated period of time, upon attainment of specified performance targets or some combination of the foregoing. The participant does not pay for the restricted stock and has all of the rights of a holder of a share of Common Stock of the Company (except for the restriction on transferability), including the right to vote and receive dividends unless otherwise determined by the Compensation Committee and set forth in the award agreement. Except as provided otherwise in an award agreement, if a participant’s employment with the Company or its subsidiaries is terminated for any reason at any time during which any portion of an award of restricted stock remains subject to restrictions, that portion will automatically be forfeited and returned to the Company.

Restricted Stock Units.  The Compensation Committee may grant restricted stock units to anyone eligible to participate in the 2016 Plan. An award of a restricted stock unit is similar to a restricted stock award, except that no shares are issued at the time of the grant. In addition, holders of restricted stock units will have no voting rights, but they may be entitled, if so determined by the Compensation Committee, to receive dividend equivalents, which entitle the holder to be credited with an amount equal to all cash dividends and other distributions paid on the shares underlying restricted stock units while the units are outstanding and which will be converted into additional restricted stock units. Upon the lapse of the restrictions related to a restricted stock unit, the participant is entitled to receive, without any payment to the Company, an amount equal to the fair market value of the shares of Common Stock represented by the restricted stock unit on the date of exercise. The award agreement granting a SAR may provide, however, on an elective or non-elective basis, for payment of the restricted stock unit value on a date after exercise, which amount will be adjusted (if provided in the award agreement) from the date of exercise based on an interest, dividend equivalent, earnings or other basis (including the deemed investment of the award amount in shares of Common Stock) determined by the Compensation Committee. Payment to the participant of the restricted stock unit value (or adjusted value, if applicable) will be in cash, in shares of Common Stock or in a combination of cash and shares of Common Stock, as determined by the Compensation Committee. Except as otherwise provided in an award agreement, if a participant’s employment with the Company or its subsidiaries terminates for any reason at any time during which any portion of an award of a restricted stock unit remains subject to restrictions, that portion will automatically be forfeited and returned to the Company.

Performance Units.  The Compensation Committee may grant performance units to anyone eligible to participate in the 2016 Plan. Performance units are intended to constitute performance-based compensation awards and will entitle the participant to receive, after the performance period for that unit has ended, an amount based on the realization of certain performance goals and the satisfaction of certain other conditions. The terms and conditions of each award, including the performance period, performance goals, any other terms and conditions of the award, will be established by the Compensation Committee in the award agreement (or in a subplan of the 2016 Plan that may be incorporated by reference into an award agreement). Payment to the participant of the performance unit value will be in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Compensation Committee. Holders of performance units will have no voting rights or dividend rights associated with those awards.

Performance Measures.  Options and SARs granted under the 2016 Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Section 162(m). The Compensation Committee may designate any other award granted under the 2016 Plan as qualified performance-based compensation in order for the award to be fully deductible under Section 162(m). If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on the following criteria, which may be specific to a participant, specific to the performance of the Company generally or specific to the performance of a subsidiary of the Company, a division, a business unit or a line of business served by a participant:

•	stock value (and/or increases therein),
•	earnings per share or growth in earnings per share,
•	net income, earnings or earnings growth (before or after one more of taxes, interest, depreciation and/or amortization),
•	operating profit, operating cash flow, operating or other expenses,
•	gross operating or other margins,
•	operating efficiency,
•	return on equity,
•	assets, capital or investments,
•	sales or revenues or growth thereof,
•	deposits, loan and/or equity volume or growth,
•	working capital targets or cost control measures,
•	the efficiency ratio (as generally recognized and used for bank financial reporting and analysis),
•	interest income, non-interest income, credit quality, net charge-offs and/or non-performing assets (excluding such loans or classes of loans as may be designated for exclusion),
•	productivity, customer satisfaction, satisfactory internal or external audits,
•	improvement of financial ratings, achievement of balance sheet or income statement objectives, quality measures, and any component or components of the foregoing (including, without limitation, determination thereof with or without the effect of discontinued operations and dispositions of business segments, non-recurring items, material extraordinary items that are both unusual and infrequent, special charges, and/or accounting changes), or implementation, management or completion of critical projects or processes, or
•	regulatory compliance.

Shares Available for Awards; Maximum Awards.  Up to 750,000 shares of Common Stock (inclusive of the 435,215 that remain available under the 2006 Equity Plan and will become available under the 2016 Plan) plus that number of Shares represented by awards under the 2006 Stock Option Plan, which expires or is otherwise terminated or forfeited at any time after the Effective Date of the Plan will be available for issuance to participants (including individuals who may become participants as a result of acquisitions) under the 2016 Plan, plus any shares related to stock options outstanding under the 2006 Equity Plan on the date the 2016 Plan is approved and that thereafter terminate, expire or lapse for any reason. As of the date of this Proxy Statement, there were 6,221 shares subject to outstanding options under the 2006 Equity Plan. Shares of Common Stock related to any unexercised or unvested award granted under the 2016 Plan that terminate, expire, lapse or are subsequently forfeited for any reason, will become available for re-grant under the 2016 Plan. Shares of Common Stock issued pursuant to the exercise of an award or in connection with the satisfaction of any tax withholding obligation shall not become available for re-grant under the 2016 Plan.

The maximum number of shares for which stock option grants and SARs may be granted to any one participant in any calendar year is 50,000 in the aggregate; the maximum number of shares for restricted stock and restricted stock units that may be granted to any participant in any calendar year is 30,000 in the aggregate; the maximum dollar value of performance units that may be granted to any one participant in any calendar year is $1,000,000. Notwithstanding the foregoing, any Awards granted in any calendar year to any one Director shall not provide for the issuance of, and/or cash payment with respect to, more than $50,000 in cash or the equivalent thereof, based on the fair market value of a Share of Common Stock on the date the award is granted to the non-employee director.

Adjustments for Changes in Capitalization and Other Corporate Changes.  In the event that the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, without the receipt of consideration by the Company, through reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of shares or declaration of any dividends payable in shares or other distributions to Common Shareholders other than regular cash dividends, the Compensation Committee shall make appropriate and proportionate adjustments in the number and kind of shares that may be issued under the 2016 Plan, as well as other maximum limitations under the 2016 Plan, and the number and kind of shares of Common Stock or other rights and prices under outstanding awards.

Registration of Shares.  As soon as is practicable after the 2016 Plan is approved by shareholders, the Company intends to register the shares of its Common Stock necessary to fund the 2016 Plan on a Registration Statement on Form S-8 under the Securities Act of 1933, as amended.

Tax Withholding.  To the extent that a participant incurs any tax liability in connection with the exercise or receipt of an award under the 2016 Plan, the Compensation Committee may permit the award recipient to elect to satisfy the minimum required tax obligation by payment in cash, withholding from cash payments made under the 2016 Plan or other sums that are due or become due from the Company, or the transfer of shares by the Company or withholding shares of Common Stock otherwise issuable in connection with the award having a fair market value equal to the amount required to be withheld, or a combination thereof in each case, as set forth in the award agreement.

Transferability.  Generally, awards granted under the 2016 Plan may not be transferred other than by will or the laws of descent and distribution, provided that, subject to compliance with applicable securities laws, a participant may transfer his or her nonqualified stock options to his or her spouse, lineal ascendants and descendants or to a trust for the benefit of such persons. Unless otherwise provided in an award agreement, awards granted under the 2016 Plan may be exercised only by the participant during the participant’s lifetime.

Repricings and Substitutions of Awards.  Without the prior consent of the shareholders, outstanding stock options and SARs cannot be repriced, directly or indirectly, nor may stock options or SARs be cancelled or exchanged for stock options or SARs with an exercise price that is less than the exercise price of the original stock option or SAR. In addition, the Company may, not without the prior approval of shareholders, repurchase an option or SAR for value from a participant if the current market value of the underlying stock is lower than the exercise price. Subject to applicable law and the terms of the 2016 Plan, the Compensation Committee may: (i) modify, extend and renew awards to modify the terms of an award agreement, provided that no modification, extension or renewal may have the effect of lowering the exercise price of any award except in connection with adjustments related to capitalization and other corporate changes as described above; and/or (ii) accept the surrender of awards granted under the 2016 Plan or under any other equity compensation plan of the Company and replace them with new awards pursuant to the 2016 Plan, so long as the substituted awards do not specify a lower exercise price than the surrendered awards. Substituted awards may be of a different type than the surrendered awards, may specify a longer term than the surrendered awards, may provide for more rapid vesting and exercisability than the surrendered awards and may contain any other provision authorized by the 2016 Plan.

Amendment and Termination.  Our Board may, at any time and from time to time and in any respect, amend or modify the 2016 Plan, including to ensure that the 2016 Plan and each award granted under the 2016 Plan comply with applicable law, regulations and stock exchange rules. Without shareholder approval, however, the Board may not adopt any amendment that would require the vote of shareholders of the Company under the Code or NASDAQ’s approval rules or any amendment affecting “covered employees” that requires the vote of the Company’s shareholders under Section 162(m). The Company’s President and CEO and its four most highly compensated executive officers other than the CEO are “covered employees.”

No amendment or modification of the 2016 Plan or any award agreement may adversely affect any outstanding award without the written consent of the participant holding the award.

The Board may also terminate the 2016 Plan at any time. The termination of the 2016 Plan will have no effect on awards that were outstanding at the time of termination.

Change in Control.  Unless the Compensation Committee determines otherwise, if a change in control occurs in which the Company is not the surviving corporation (or the Company survives only as a subsidiary of another corporation), all outstanding awards that are not exercised or paid at the time of the change in control will be assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

The Compensation Committee will have the discretion to provide for full or partial vesting of awards upon a Participant’s involuntary termination of employment or service that occurs in connection with a change in control, subject to the terms and conditions of a participant’s employment agreement, or if none, the award agreement. If the vesting of any such awards is based, in whole or in part, on performance, the applicable employment agreement or award agreement will specify how the portion of the award that becomes vested upon termination will be calculated.

In the event of a change in control, if all outstanding awards are not assumed by, or replaced with awards with comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Compensation Committee may take any of the following actions with respect to any or all outstanding awards, without the consent of any participant: (i) the Compensation Committee may determine that outstanding stock options and stock appreciation rights will automatically accelerate and become fully exercisable, and the restrictions and conditions on outstanding stock awards, stock units, cash awards and dividend equivalents will immediately lapse; (ii) the Compensation Committee may determine that participants will receive a payment in settlement of awards in such amount and form as may be determined by the Compensation Committee; (iii) the Compensation Committee may require that participants surrender their outstanding stock options and stock appreciation rights in exchange for a payment, in cash or stock as determined by the Compensation Committee, equal to the amount (if any) by which the fair market value of the shares of Common Stock subject to the unexercised stock option and stock appreciation right exceed the stock option exercise price or base price and (iv) the Compensation Committee may terminate outstanding stock options and stock appreciation rights after giving participants an opportunity to exercise the outstanding stock options and stock appreciation rights. Such surrender, termination or payment will take place as of the date of the change in control or such other date as the Compensation Committee may specify. If the per share fair market value of our stock does not exceed the per share exercise price or base price, as applicable, we will not be required to make any payment to the participant upon surrender of the stock option or stock appreciation right.

Under the 2016 Plan, a “Change in Control” will occur upon any of the following events: (i) any one person, or a group of persons, acquires ownership of securities of the Company that, together with securities held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the securities of the Company; (ii) either (A) any one person, or a group of persons, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) ownership of securities of our possessing 35% or more of the total voting power of the securities of the Company, or (B) a majority of members of our Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iii) any one person, or a group of persons, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

All obligations of the Company with respect to awards granted under the 2016 Plan will be binding on any successor to the Company.

Although the foregoing provisions are included in the 2016 Plan primarily for the protection of a participant in the event of a Change in Control of the Company, they may also be regarded as having an anti-takeover effect, which may reduce the Company’s vulnerability to hostile takeover attempts or other transactions which have not been negotiated with and approved by the Board.

Certain Federal Income Tax Consequences.  The federal income tax consequences arising with respect to awards granted under the 2016 Plan will depend on the type of the award. The following provides only a general description of the application of federal income tax laws to certain awards under the 2016 Plan, based on current federal income tax laws. This discussion is intended for the information of shareholders considering how to vote at the meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This summary is not intended to be exhaustive and, among other things, does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. Participants should not rely on this discussion for individual tax advice, as each participant’s situation and the tax consequences of exercising awards and disposing of the underlying shares of Common Stock will vary depending upon the specific facts and circumstances involved. Each participant is advised to consult with his or her own tax advisor.

•	Incentive Stock Options. A participant will not recognize income upon the grant or exercise of an award that qualifies as an ISO under the 2016 Plan. However, the difference between the fair market value of the stock on the date of exercise and the exercise price is an item of tax preference which may cause the participant to be subject to the alternative minimum tax in the year in which the ISO is exercised. If a participant exercises an ISO and does not dispose of the underlying shares within (i) two years from the date of grant of the ISO, and (ii) one year from the date of exercise, the participant will generally recognize capital gain or loss on a subsequent sale of the stock equal to the difference between the sales price and the exercise price. If a participant disposes of Common Stock acquired upon exercise of an ISO before the expiration of either the two-year or the one-year holding periods described in the preceding sentence (each a “disqualifying disposition”), the participant will generally realize ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (b) the excess of the fair market value of the shares on the date of disposition over the exercise price. The remaining gain, if any, will be taxed to the participant as long-term or short-term capital gain depending on the holding period for such shares. The Company will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an ISO. Upon any disqualifying disposition by a participant, the Company will generally be allowed a deduction to the extent the participant realizes ordinary income.
•	Nonqualified Stock Options. A participant who is granted an option under the 2016 Plan which does not qualify as an ISO shall be treated as having been granted a nonqualified stock option. Generally, the grant of an NQSO does not result in a participant recognizing income. Upon the exercise of an NQSO, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of the Common Stock at the time of exercise over the exercise price of the NQSO. The Company will generally be entitled to a deduction for federal income tax purposes in an amount equal to the amount included in income by the participant, provided the Company satisfies its information reporting obligations with respect to such income. On a subsequent sale of the shares of the Common Stock, the participant will recognize capital gain or loss equal to the difference between the amount realized from the sale of stock and the participant’s adjusted basis in those shares, which will generally be the sum of the amount paid and the amount of income previously recognized by the participant in connection with the exercise of the NQSO. Such capital gain will be long or short term depending upon the holding period for such shares.
•	Stock Appreciation Rights. In general, a participant will not recognize ordinary income for federal income tax purposes upon the grant of a SAR and the Company will not be entitled to a deduction at that time. Upon the exercise of a SAR, the participant will recognize ordinary income equal to the amount by which the fair market value of a share on the exercise date exceeds either (i) the fair market value of a share on the date of grant in the case of a freestanding SAR or (ii) the exercise price of the related stock option in the case of a Tandem SAR or an Additive SAR, multiplied by the number of shares with respect to which the participant exercises his or her SAR. If, however, a

SAR agreement permits the participant to defer the receipt of the award amount until some date after exercise, then the recipient will generally recognize ordinary income at the expiration of the deferral period rather than on the date of exercise. In either case, the Company will be entitled to a federal income tax deduction equal to the amount of ordinary income the recipient is required to recognize in connection with the exercise. The participant’s basis in any shares of Common Stock acquired upon the exercise of a SAR will equal their fair market value on the date of their acquisition.
•	Restricted Stock. In general, the grant of restricted stock has no tax effect on the Company or the participant. When the shares become vested pursuant to the restricted stock award, the participant will recognize ordinary income equal to the fair market value of the shares delivered to him or her under the restricted stock award and the Company will generally be allowed a federal income tax deduction in an amount equal to the amount included in income by the participant, provided such amount constitutes an ordinary and necessary business expense, and provided further that the Company satisfies its information reporting obligations with respect to such income. Such deduction will be allowed in the tax year in which the participant recognizes such income.

Within thirty (30) days after the date restricted stock is transferred pursuant to an award, a participant may elect under Section 83(b) of the Code (“Section 83(b)”) to be taxed on the fair market value of the restricted stock at the time of the award, rather than at the time the restricted stock is no longer subject to a substantial risk of forfeiture or becomes transferable. In such case, the Company would be allowed a federal income tax deduction in the year of the award. If such an election is made, the participant will not recognize any income at the time the restricted stock becomes unrestricted and the Company will not be entitled to an additional deduction at such time. If the participant subsequently forfeits the restricted stock, the participant will not be allowed a deduction in respect of such forfeiture, and no refund will be available to the participant for the taxes previously paid, nor shall the Company have any obligation to reimburse the participant.

Regardless of whether a participant makes a Section 83(b) election, upon a subsequent sale or exchange of the restricted stock, the participant will recognize capital gain or loss based on the difference between the amount realized from the sale of stock and the participant’s adjusted basis in those shares, which will generally be the sum of the amount paid (if any) and the amount of income previously recognized by the participant. The capital gain or loss will be long-term gain or loss if the shares are held by the participant for at least one year after the restrictions lapse or the shares become transferable, whichever occurs first. If a Section 83(b) election is made, the participant’s holding period in the shares will begin to run from the date of the transfer.

•	Restricted Stock Units and Performance Units. A participant who is granted a restricted stock unit or a performance unit under the 2016 Plan will not recognize taxable income at the time of grant so long as the award is nontransferable and is subject to a substantial risk of forfeiture as a result of performance-based vesting targets, continued services requirements or other conditions that must be satisfied before delivery of the cash and/or shares of Common Stock payable pursuant to the award. The recipient will generally recognize ordinary income when the substantial risk of forfeiture expires or is removed. If, however, an award agreement relating to a restricted stock unit permits the participant to defer the receipt of the award amount until some date after the substantial risk of forfeiture expires or is removed, then the recipient will generally recognize ordinary income at the expiration of the deferral period rather than on date the substantial risk of forfeiture expires or is removed. In either case, the Company will generally be entitled to a corresponding deduction equal to the amount of income the recipient recognizes. Upon a subsequent sale of shares of Common Stock received as payment of an award, the recipient will recognize capital gain or loss equal to the difference between the sales price and the participant’s adjusted basis in those shares, which will generally be the amount of income previously recognized by the participant.

Limitation on Income Tax Deduction.  The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994.

Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. Even though we are seeking shareholder approval for purposes of Section 162(m), awards may be granted under the 2016 Plan that do not qualify for the performance-based compensation exemption under Section 162(m), and the Compensation Committee retains full discretion to determine whether or not a particular award is intended to qualify as performance-based compensation under Section 162(m).

Miscellaneous Tax Issues.  Compensation to a participant who is an employee which results from awards under the 2016 Plan will constitute wages for purposes of the Federal Insurance Contributions Act and the Federal Unemployment Tax Act and thus will result in additional tax liability to the Company, generally with respect to each award at the time that such award is no longer subject to a substantial risk of forfeiture or becomes transferable.

Compliance with Section 409A of the Code.  Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes requirements applicable to “nonqualified deferred compensation plans,” including rules relating to the timing of deferral elections and elections with regard to the form and timing of benefit distributions, prohibitions against the acceleration of the timing of distributions, and the times when distributions may be made, as well as rules that generally prohibit the funding of nonqualified deferred compensation plans in offshore trusts or upon the occurrence of a change in the employer’s financial health. These rules generally apply with respect to deferred compensation that becomes earned and vested on or after January 1, 2005. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation required to be included in income. Some of the awards to be granted under the 2016 Plan may constitute deferred compensation subject to the Section 409A requirements, including, without limitation, deferred stock. It is intended that any award agreement that will govern awards subject to Section 409A will comply with these rules.

Interest of Certain Persons in the Adoption of the 2016 Plan; Future 2016 Plan Benefits.  The Company’s current directors and executive officers and the director nominees have an interest in the proposal to adopt the 2016 Plan, as each is eligible to receive awards under the 2016 Plan. The benefits that will be received by or allocated to eligible persons under the 2016 Plan, including each of the current directors, each of the director nominees (assuming election at the Annual Meeting), each of the named executive officers, the current executive officers as a group, the current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group, are discretionary and are not presently determinable.

Consideration to be Received by the Company for Awards.  The Company will receive no monetary consideration for the granting of awards under the 2016 Plan. The Company will receive no monetary consideration other than the option price for shares of Common Stock delivered to participants upon the exercise of stock options. The Company will receive no monetary consideration upon the exercise of SARs or the vesting of restricted stock, restricted stock units or performance units.

Current Stock Price.  On March 11, 2016, the closing price of a share of Common Stock as reported on the NASDAQ Capital Market (NASDAQ: SHBI) was $12.10 per share.

Vote Required; Manner of Approval.  If a quorum is present, the affirmative vote of a majority of the votes cast at the meeting is required to approve the 2016 Plan. Brokers do not have discretion to vote on the 2016 Plan without your instruction. If you do not instruct your broker as to how to vote on this proposal, then your broker will deliver a non-vote on this proposal. Broker non-votes and abstentions, if any, will be counted for purposes of determining the presence of a quorum but will have no effect on the outcome of the vote on this proposal.

Board Recommendation.  The Board believes that the 2016 Plan will provide a valuable benefit to the Company by enhancing its ability to attract and retain key management employees, non-employee directors and other eligible participants. The Board believes that the approval of the 2016 Plan is in the Company’s and the shareholders’ best interests.

The Board recommends a vote FOR the approval of the 2016 Stock and Incentive Compensation Plan.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has (i) reviewed and discussed our consolidated audited financial statements for fiscal year ended December 31, 2015 with our management; (ii) discussed with Stegman & Company, our independent registered public accounting firm, all matters required to be discussed by the statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1, AU §380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (iii) received the written disclosures and the letter from Stegman & Company required by applicable requirements of the Public Company Accounting Oversight Board regarding Stegman & Company’s communications with the Audit Committee concerning independence, and discussed with Stegman & Company its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board that our consolidated audited financial statements for the year ended December 31, 2015 be included in our Annual Report on Form 10-K for the year ended December 31, 2015.

AUDIT COMMITTEE

By:	James A. Judge, Chair Blenda W. Armistead Frank E. Mason, II

ANNUAL REPORT TO SHAREHOLDERS

Our 2015 Annual Report has been made available to shareholders and is posted on our website at www.shorebancshares.com under the “Governance Documents” link. Additional copies of the 2015 Annual Report may be obtained without charge upon written request to W. David Morse, Secretary, Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601.

The 2015 Annual Report shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

Any shareholder desiring to present a proposal pursuant to Rule 14a-8 of the Exchange Act to be included in the definitive proxy statement and voted on by the shareholders at the 2016 annual meeting of shareholders must submit a written proposal, including all supporting information, to the Company at its principal executive offices no later than November 16, 2016 (120 days before the date of mailing based on this year’s Proxy Statement date), and must meet all other requirements for inclusion in the proxy statement. As provided in the Bylaws, if a shareholder intends to present a proposal for business to be considered at the 2017 annual meeting of shareholders but does not seek inclusion of the proposal in the Company’s proxy statement for that meeting, then such proposal, including all supporting information, must be delivered to and received by the Company’s Secretary at our principal executive offices no earlier than January 27, 2017 and no later than February 26, 2017 (not more than 90 days nor less than 60 days before the first anniversary of the prior year’s annual meeting). Additional time constraints are applicable where the date of the Annual Meeting is changed. Proposals received by the Company outside of these timelines will be considered untimely. If a shareholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

OTHER BUSINESS

As of the date of this Proxy Statement, management does not know of any other matters that will be brought before the Annual Meeting requiring action of the shareholders. However, if any other matters requiring the vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with the discretion of management. The persons designated as proxies will also have the right to approve any and all adjournments of the Annual Meeting for any reason.

SHAREHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks and other nominees) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of the Proxy Statement, the Annual Report and other proxy materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

Under applicable law, if you consented or were deemed to have consented, your broker, bank or other intermediary may send only one copy of the Proxy Statement, the 2015 Annual Report, and other proxy materials to your address for all residents that own shares of Company Common Stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other intermediary. If you are receiving multiple copies of the Proxy Statement, the 2015 Annual Report, and other proxy materials, you may be able to request house holding by contacting your broker, bank or other intermediary. Upon written or oral request, we will promptly deliver a separate set of the Proxy Statement, the 2015 Annual Report or other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. If you wish to request copies free of charge of the Proxy Statement, the 2015 Annual Report or other proxy materials, please send your request to W. David Morse, Secretary, at Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601 or call the Company with your request at (410) 763-7800.

By Order of the Board of Directors,

Christopher R. Spurry
Chairman of the Board
March 15, 2016

APPENDIX A
2016 STOCK AND INCENTIVE COMPENSATION PLAN

SHORE BANCSHARES, INC.

2016 STOCK AND INCENTIVE COMPENSATION PLAN

ARTICLE I
Establishment, Purpose and Duration

1.1 Establishment of the Plan.  Shore Bancshares, Inc. (hereinafter referred to as the “Company”), a Maryland corporation, hereby establishes an incentive compensation plan to be known as the “2016 Stock and Incentive Compensation Plan” (hereinafter referred to as the “Plan”), as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and/or Performance Units to Key Associates and Directors.

The Plan was adopted by the Board of Directors of the Company on March 11, 2016, to become effective (the “Effective Date”) as of April 27, 2016 if approved by the Company’s shareholders at the 2016 Annual Meeting of Shareholders in accordance with applicable laws and any applicable rules of any national securities exchange or system on which the Shares are then listed or reported. Except for Performance Unit Awards payable only in cash (with payment also contingent on shareholder approval of the 2016 Plan), Awards may not be granted under the Plan prior to shareholder approval of the Plan.

1.2 Purpose of the Plan.  The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Key Associates and Directors that will promote the identification of their personal interest with the long term financial success of the Company and with growth in shareholder value. The Plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Key Associates and Directors upon whose judgment, interest and special effort the successful conduct of its operation is largely dependent.

1.3 Duration of the Plan.  The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article XIII herein, until April 27, 2026, at which time it shall terminate except with respect to Awards made prior to, and outstanding on, that date which shall remain valid in accordance with their terms.

ARTICLE II
Definitions

2.1 Definitions.  Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

(a) “Agreement” means a written agreement implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.

(b) “Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and/or Performance Units.

(c) “Award Date” or “Grant Date” means the date the Committee adopts a resolution or takes other appropriate action expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such later date as set forth in such resolution.

(d) “Board” or “Board of Directors” means the Board of Directors of the Company.

(e) “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i) any one person, or more than one person acting as a group, acquires ownership of securities of the Company that, together with securities held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the securities of the Company;

(ii) either (a) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of securities of the Company possessing 35 percent or more of the total voting power of the securities of the Company; or (b) a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iii) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, ownership or control of the Company’s voting stock, individually or collectively, by the Company’s bank subsidiaries (the “Banks”) or any benefit plan sponsored by the Company or the Banks shall not constitute a Change in Control. For purposes of this paragraph only, the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization of any other form of entity not specifically listed herein.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” means a committee of the Board consisting of not less than two Directors, which shall be appointed to administer the Plan pursuant to Article III hereof, all of the members of which shall be “non-employee directors” as defined in Rule 16b-3, as amended, under the Exchange Act, or any similar or successor rule, and “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code. Unless otherwise determined by the Board, the Compensation Committee of the Board, or any successor committee responsible for executive compensation, shall constitute the Committee.

(h) “Company” means Shore Bancshares, Inc., or any successor thereto as provided in Article XV herein.

(i) “Director” means a director of the Company or any of its Subsidiaries, which term shall not include an advisory or honorary director.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(k) “Fair Market Value” of a Share as of any particular date shall be the closing price of such security on the date of calculation (or on the last preceding trading date if such security was not traded on such date), or, if not so reported, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

(l) “Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article VI herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.

(m) “Key Associate” means an officer, employee, or consultant of the Company or of its Subsidiaries (including any corporation which becomes a Subsidiary after the adoption of the Plan by the Board) who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries. The term includes a Director who is also an officer or employee of the Company or its Subsidiaries.

(n) “Non-Qualified Stock Option” or “NQSO” means an option to purchase Shares, granted under Article VI herein, which is not intended to be an Incentive Stock Option.

(o) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(p) “Option Price” means the price at which each Share subject to an Option may be purchased from the Company upon exercise of the Option.

(q) “Participant” means a Key Associate or a Director who has been granted an Award under the Plan and whose Award remains outstanding.

(r) “Performance-Based Compensation Award” means any Award for which exercise, full enjoyment or receipt thereof by the Participant is contingent on satisfaction or achievement of the Performance Goal applicable thereto. If a Performance-Based Compensation Award is intended to be “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the grant of the Award, the establishment of the Performance Goal, the making of any modifications or adjustments and the determination of satisfaction or achievement of the Performance Goal shall be made during the period or periods required under and in conformity with the requirements of Section 162(m) of the Code therefor. The terms and conditions of each Performance-Based Compensation Award, including the Performance Goal and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan which is incorporated by reference into an Agreement.

(s) “Performance Goal” means one or more performance measures or goals set by the Committee in its discretion for each grant of a Performance-Based Compensation Award. The extent to which such performance measures or goals are met will determine the amount or value of the Performance-Based Compensation Award to which a Participant is entitled to exercise, receive or retain. Performance Goals may be particular to a Participant, may relate to the performance of the Subsidiary, division, strategic business unit or line of business which employs him, or may be based on the performance of the Company generally. Performance Goals may be based on Stock value or increases therein, earnings per share or earnings per share growth, net earnings, earnings or earnings growth (before or after one or more of taxes, interest, depreciation and/or amortization), operating profit, operating cash flow, operating or other expenses, operating efficiency, return on equity, assets, capital or investment, sales or revenues or growth thereof, deposits, loan and/or equity levels or growth thereof, working capital targets or cost control measures, regulatory compliance, gross, operating or other margins, efficiency ratio (as generally recognized and used for bank financial reporting and analysis), interest income, non-interest income, credit quality, net charge-offs and/or non-performing assets (excluding such loans or classes of loans as may be designated for exclusion), productivity, customer satisfaction, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, quality measures, and any component or components of the foregoing (including, without limitation, determination thereof with or without the effect of discontinued operations and dispositions of business segments, non-recurring items, material extraordinary items that are both unusual and infrequent, special charges, and/or accounting changes), or implementation, management or completion of critical projects or processes. Performance Goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur. Performance Goals may be absolute in their terms or measured against or in relationship to a market index, a group of other companies comparably, similarly or otherwise situated, or a combination thereof. The Committee shall determine the Performance Period during which the Performance Goal must be met; and attainment of Performance Goals shall be subject to certification by the Committee. Each of the Performance Goals shall be determined, where applicable and except as provided above, in accordance with generally accepted accounting principles.

(t) “Performance Period” means the time period during which the Performance Goal must be met in connection with a Performance-Based Compensation Award. Such time period shall be set by the Committee.

(u) “Performance Unit” means an Award, designated as a performance unit, granted to a Participant pursuant to Article X herein and valued as a fixed dollar amount.

(v) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Article VIII herein.

(w) “Plan” means the Shore Bancshares, Inc. 2016 Stock and Incentive Compensation Plan, as herein described and as hereafter from time to time amended.

(x) “Related Option” means an Option with respect to which a Stock Appreciation Right has been granted.

(y) “Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article VIII herein which is subject to restrictions and forfeiture until the designated conditions for the lapse of the restrictions are satisfied.

(z) “Restricted Stock Unit” or “RSU” means an Award, designated as a Restricted Stock Unit, granted to a Participant pursuant to Article IX herein and valued by reference to Shares, which is subject to restrictions and forfeiture until the designated condition for the lapse of the restrictions are satisfied.

(aa) “Share” means a share of Stock.

(bb) “Stock” means the common stock of the Company.

(cc) “Stock Appreciation Right” or “SAR” means an Award, designated as a stock appreciation right, granted to a Participant pursuant to Article VII herein.

(dd) “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

ARTICLE III
Administration

3.1 Administration of the Plan by the Committee.  The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers:

(a) to determine the terms and conditions upon which the Awards may be made and exercised;

(b) to determine all terms and conditions of each Agreement, which need not be identical;

(c) to construe and interpret the Agreements and the Plan;

(d) to establish, amend or waive rules or regulations for the Plan’s administration;

(e) to accelerate the exercisability of any Award, the end of a Performance Period or termination of any Period of Restriction or other restrictions imposed under the Plan;

(f) to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “covered employees” within the meaning of Section 162(m) of the Code or “insiders” within the meaning of Section 16 of the Exchange Act;

(g) to determine the target number of Performance Units to be granted pursuant to Article X, the performance measures that will be used to establish the Performance Goals, the Performance Period(s) and the number of Performance Units earned by a Participant;

(h) to designate an Award (including a cash bonus) as a Performance-Based Compensation Award and to select the performance measures that will be used to establish the Performance Goals;

(i) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(j) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment or service for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(k) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(l) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(m) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

The Chairman of the Committee and such other Directors and officers of the Company as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

Subject to limitations under applicable law, the Committee is authorized in its discretion to issue Awards and/or accept notices, elections, consents and/or other forms or communications by Participants by electronic or similar means, including, without limitation, transmissions through e-mail, voice mail, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time.

A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present (in person or as otherwise permitted by applicable law), or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, shareholder approval shall be required before the repricing is effective.

3.2 Selection of Participants.  The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Associates and/or Directors as may be selected by it. Each Award shall be evidenced by an Agreement.

3.3 Decisions Binding.  All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.4 Requirements of Rule 16b-3 and Section 162(m) of the Code.  Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act.

Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise: (a) transactions by and with respect to officers and Directors of the Company who are subject to Section 16(b) of the Exchange Act (hereafter, “Section 16 Persons”) shall comply with any applicable conditions of SEC Rule 16b-3; (b) transactions with respect to persons whose remuneration is subject to the provisions of Section 162(m) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code; and (c) every provision of the Plan shall be administered, interpreted and construed to carry out the foregoing provisions of this sentence.

Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards that qualify as performance-based compensation under Section 162(m)(4)(C) of the Code as well as Awards that do not so qualify. Every provision of the Plan shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded; and any provision of the Plan that would prevent an Award that the Committee intends to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code from so qualifying shall be administered, interpreted and construed to carry out such intention, and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

3.5 Indemnification of Committee.  In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, and to the extent allowed by applicable law, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries; provided further, however, that within 60 days after institution of any such action, suit or proceeding, such Committee may, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

3.6 Compliance with Code Section 409A.  Notwithstanding any provision of this Plan or of an Agreement to the contrary, to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”), and the Board and the Committee shall administer the Plan in accordance with such intention. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Participant’s termination of employment or service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Any provision of this Plan or of an Agreement that would cause the Plan or an Award granted hereunder to fail to satisfy any requirement of Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

ARTICLE IV
Shares Subject to the Plan

4.1 Number of Shares.  Subject to adjustment as provided in Section 4.4 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed the sum of 750,000 (inclusive of the 435,215 Shares that remain available under the Prior Plan) plus that number of Shares represented by awards under the 2006 Stock Option Plan, which expires or is otherwise terminated or forfeited at any time after the Effective Date of the Plan, all of which are available for grants of Incentive Stock Options. Except as provided in Sections 4.2 and 4.3 herein, the issuance of Shares in connection with the exercise of, or as other payment for Awards, under the Plan shall reduce the number of Shares available for future Awards under the Plan and shall not again be available for the grant of an Award. Any Shares granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one Share for each Share subject to an Option or Stock Appreciation Right awarded. Any Shares of Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as two Shares for every one Share granted in connection with such Award. During the terms of the Awards, the Company shall keep available at all times the number of Shares of Stock required to satisfy such Awards.

Shares that may be issued under the Plan may either be authorized but unissued Shares or Shares held in a grantor trust created by the Company.

The Company, during the term of the Plan and thereafter during the term of any outstanding Award which may be settled in Shares, shall reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

4.2 Lapsed Awards or Forfeited Shares.  If any Award granted under the Plan is forfeited, terminates, expires or lapses prior to the exercise or realization of the Award, any Shares subject to such Award again shall be available for the grant of an Award under the Plan, subject to Section 7.4. Any Shares that again become available for future grants pursuant to this Section 4.2 shall be added back as one Share if such Shares were subject to Options or Stock Appreciation Rights and as two Shares if such Shares were subject to other Awards.

4.3 Delivery of Shares as Payment.  Notwithstanding anything to the contrary contained herein: Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are (a) Shares tendered in payment of an Option, (b) Shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) Shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

4.4 Capital Adjustments.  In the event that the outstanding Shares shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, effected without the receipt of consideration by the Company, through reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of Shares or declaration of any dividends payable in Shares, or other distributions to common shareholders other than regular cash dividends, the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and subject to outstanding Awards, as well as the exercise price, grant price or purchase price relating to any Award shall be adjusted as may be deemed appropriate by the Committee under the Plan. The decision of the Committee as to the amount and timing of any such adjustment shall be conclusive.

ARTICLE V
Eligibility

The Committee shall determine and designate from time to time those Key Associates and Directors who are eligible to participate in the Plan. Multiple grants of Awards under the Plan may be made in any calendar year to a Participant, provided, however, that Awards of Options and SARs (disregarding any Tandem SARs, as defined in Section 7.1) granted in any calendar year to any one Participant shall not provide for the issuance of, and/or cash payment with respect to, more than 50,000 Shares in the aggregate, that Awards of Restricted Stock and Restricted Stock Units granted in any calendar year to any one Participant shall not provide for the issuance of, and/or cash payment with respect to, more than 30,000 Shares in the aggregate, and that Performance Units granted in any calendar year to any one Participant shall not provide for the payment of more than $1,000,000 in the aggregate. Notwithstanding the foregoing, multiple grants of Awards under the Plan may be made in any calendar year to a Director, provided, however, that any Awards granted in any calendar year to any one Director shall not provide for the issuance of, and/or cash payment with respect to, more than $50,000 in cash or the equivalent thereof, based on the Fair Market Value of a Share on the Grant Date, in Shares in the aggregate.

ARTICLE VI
Stock Options

6.1 Grant of Options.  Subject to the terms and conditions of the Plan and the applicable Agreement, Options may be granted to Key Associates and Directors at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, consultants and non-employee Directors may be granted Non-Qualified Stock Options only and the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Participant may first exercise ISOs (granted under the Plan and all other equity compensation plans of the Company) during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulations thereunder. For purposes of this Section, ISOs shall be taken into account in the order in which they were granted.

6.2 Option Agreement.  Each Option grant shall be evidenced by an Agreement that shall specify: the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which the Option pertains, any vesting conditions or other conditions imposed upon the exercisability of Options in the event of retirement, death, disability or other termination of employment or service, and such other provisions as the Committee shall determine. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Non-Qualified Stock Option not intended to be within the provisions of Section 422 of the Code, provided, however, that if an Option is intended to be an Incentive Stock Option but fails to be such for any reason, it shall continue in full force and effect as a Non-Qualified Stock Option.

6.3 Option Price.  The Option Price shall be determined by the Committee subject to the limitations stated in this Section. The Option Price shall not be less than 100% of the Fair Market Value of a Share on the Grant Date. In addition, an ISO granted to a Key Associate (including any Director who is a Key Associate) who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) securities possessing more than 10% of the total combined voting power of all classes of securities of the Company, shall have an Option Price which is at least equal to 110% of the Fair Market Value of a Share on the Grant Date.

6.4 Each Option shall expire at such time as the Committee shall determine, provided, however, that no Option shall be exercisable after the expiration of ten years from its Award Date. In addition, an ISO granted to a Key Associate (including any Key Associate who is a Director) who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) securities possessing more than 10% of the total combined voting power of all classes of securities of the Company, shall not be exercisable after the expiration of five years from its Award Date.

6.5 Exercisability.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine (which may be based on performance or other criteria), and as shall be set forth in the Agreement, which need not be the same for all Participants. No option may be exercised for a fraction of a share.

6.6 Method of Exercise.  Options shall be exercised by the delivery of a written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise. The Option Price shall be payable to the Company in full either in cash, by delivery of Shares having a Fair Market Value at the time of exercise equal to the Option Price or by a combination of the foregoing.

To the extent permitted under the applicable laws and regulations, at the request of the Participant and with the consent of the Committee, the Company agrees to cooperate in a “cashless exercise” of an Option. The cashless exercise shall be effected by the Participant delivering to a securities broker instructions to exercise all or part of the Option, including instructions to sell a sufficient number of Shares to cover the costs and expenses associated therewith.

As soon as practicable, after receipt of written notice and payment of the Option Price and completion of payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise, the Company shall deliver to the Participant, stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name.

6.7 Restrictions on Shares.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of The NASDAQ Stock Market, Inc. or any exchange upon which such Shares are then listed or traded and under any state securities laws applicable to such Shares. The Committee may specify in an Agreement that Shares delivered on exercise of an Option are Restricted Stock or Shares subject to forfeiture and cancellation or a buyback right in the event that any term or condition specified in the Agreement is not satisfied.

6.8 Nontransferability of Options.  No Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

Notwithstanding the foregoing or any other provision of the Plan to the contrary, to the extent permissible under Rule 16b-3 of the Exchange Act, a Participant who is granted Non-Qualified Stock Options pursuant to the Plan may transfer such Non-Qualified Stock Options to his or her spouse, lineal ascendants, lineal descendants, or to trusts for their benefit, provided that the Non-Qualified Stock Options so transferred may not again be transferred other than to the Participant originally receiving the grant of Non-Qualified Stock Options or to an individual or trust to whom such Participant could have transferred Non-Qualified Stock Options pursuant to this Section 6.8. Non-Qualified Stock Options which are transferred pursuant to this Section 6.8 shall be exercisable by the transferee subject to the same terms and conditions as would have applied to such Non-Qualified Stock Options in the hands of the Participant originally receiving the grant of such Non-Qualified Stock Options.

6.9 Notification of Disqualifying Disposition of ISO Shares.  In the event of a disposition of Shares received upon exercise of an ISO where the disposition occurs within two years from the date the ISO was granted or one year from the receipt of the underlying Shares (a “disqualifying disposition”), the Participant shall notify the Company’s Secretary in writing as to the date of such disposition, the sale price (if any), and the number of Shares involved.

ARTICLE VII
Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Key Associates and Directors, at the discretion of the Committee, in any of the following forms:

(a) In connection with the grant, and exercisable in lieu of, Options (“Tandem SARs”);

(b) In connection with and exercisable in addition to the grant of Options (“Additive SARs”);

(c) Independent of grant of the Options (“Freestanding SARs”); or

(d) In any combination of the foregoing.

7.2 Grant Requirements.  Any Tandem or Additive SAR that relates to a Non-Qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Non-Qualified Stock Option. Any Tandem or Additive SAR that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

7.3 SAR Agreement.  Each SAR grant shall be evidenced by an Agreement that shall specify its type of SAR and its terms and conditions. The exercise price of a Free Standing SAR shall be determined by the Committee, but the exercise price of any SAR that is intended to be a Performance-Based Compensation Award shall not be less than 100% of the Fair Market Value of one Share of Stock on the Grant Date of such Stock Appreciation Right. A Tandem or Additive SAR granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the Related Option, shall be transferable only upon the same terms and conditions as the Related Option, and shall be exercisable only to the same extent as the Related Option. The Committee is expressly authorized to grant SARs which are deferred compensation covered by Section 409A, as well as SARs which are not deferred compensation covered by Section 409A.

7.4 Exercise of Tandem SARs.  Tandem SARs may be exercised with respect to all or part of the Shares subject to the Related Option. The exercise of Tandem SARs shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Tandem SAR is exercised. Conversely, the exercise, in whole or part, of a Related Option, shall cause a reduction in the number of Shares subject to the Tandem SAR equal to the number of Shares with respect to which the Related Option is exercised. Shares with respect to which the Tandem SAR shall have been exercised may not be subject again to an Award under the Plan.

Notwithstanding any other provision of the Plan to the contrary, a Tandem SAR shall expire no later than the expiration of the Related Option, shall be transferable only when and under the same conditions as the Related Option and shall be exercisable only when the Related Option is eligible to be exercised. In addition, if the Related Option is an ISO, a Tandem SAR shall be exercised for no more than 100% of the difference between the Option Price of the Related Option and the Fair Market Value of Shares subject to the Related Option at the time the Tandem SAR is exercised.

7.5 Exercise of Additive SARs.  Additive SARs shall be deemed to be exercised upon, and in addition to, the exercise of the Related Options. The deemed exercise of Additive SARs shall not reduce the number of Shares with respect to which the Related Options remains unexercised.

7.6 Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion imposes upon such SARs.

7.7 Other Conditions Applicable to SAR.  In no event shall the term of any SAR granted under the Plan exceed ten years from the Grant Date. A SAR may be exercised only when the Fair Market Value of a Share exceeds either (a) the Fair Market Value per Share on the Grant Date in the case of a Freestanding SAR or (b) the Option Price of the Related Option in the case of either a Tandem or Additive SAR. A SAR shall be exercised by delivery to the Committee of a notice of exercise in the form prescribed by the Committee.

7.8 Payment after Exercise of SARs.  Subject to the provisions of the Agreement, upon the exercise of a SAR, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal (the “SAR Value”) to the product of multiplying (a) the number of Shares with respect to which the SAR is exercised by (b) an amount equal to the excess of (1) the Fair Market Value per Share on the date of exercise of the SAR over (2) either (x) the Fair Market Value per Share on the Award Date in the case of a Freestanding SAR or (y) the Option Price of the Related Option in the case of either a Tandem or Additive SAR. The Agreement may provide for payment of the SAR Value at the time of exercise or, on an elective or non-elective basis, for payment of the SAR Value at a later date, adjusted (if so provided in the Agreement) from the date of exercise based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the SAR Value in Shares) set out in the Agreement (the “adjusted SAR Value”).

Payment of the SAR Value or adjusted SAR Value to the Participant shall be made in Shares, valued at the Fair Market Value on the date of exercise in the case of an immediate payment after exercise or at the Fair Market Value on the date of settlement in the event of an elective or non-elective delayed payment, in cash or a combination thereof as determined by the Committee, either at the time of the Award or thereafter, and as provided in the Agreement.

7.9 Nontransferability of SARs.  No SAR granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs, and rights in connection therewith, granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

ARTICLE VIII
Restricted Stock

8.1 Grant of Restricted Stock.  Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Key Associates and Directors and in such amounts as it shall determine. Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. If determined by the Committee, custody of Shares of Restricted Stock may be retained by the Company until the termination of the Period of Restriction pertaining thereto.

8.2 Restricted Stock Agreement.  Each Restricted Stock Award shall be evidenced by an Agreement that shall specify, the Period of Restriction, the number of Shares of Restricted Stock granted, and the applicable restrictions and such other provisions as the Committee shall determine. If an Award of Restricted Stock is intended to be a Performance-Based Compensation Award, the terms and conditions of such Award, including the Performance Goal and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan which is incorporated by reference into an Agreement and the requirements to satisfy or achieve the Performance Goal as so provided therein shall be considered to be restrictions under the Plan.

8.3 Nontransferability of Restricted Stock.  Except as provided in this Article VIII and subject to the limitation in the next sentence, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon the earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

8.4 Other Restrictions.  The Committee may impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

8.5 Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.4 herein each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

THE SALE OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE SHORE BANCSHARES, INC. 2016 STOCK AND INCENTIVE COMPENSATION PLAN, IN THE RULES AND ADMINISTRATIVE PROCEDURES ADOPTED PURSUANT TO SUCH PLAN, AND IN AN AGREEMENT DATED (DATE OF GRANT). A COPY OF THE PLAN, SUCH RULES AND PROCEDURES, AND SUCH RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF SHORE BANCSHARES, INC.

8.6 Removal of Restrictions.  Except as otherwise provided in this Article VIII, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and, where applicable, after a determination of the satisfaction or achievement on any applicable Performance Goal. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 herein removed from his or her stock certificate.

8.7 Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

8.8 Dividends and Other Distributions.  Unless otherwise provided in the Agreement, during the Period of Restriction, Participants entitled to or holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and the same rules for custody as the Shares of Restricted Stock with respect to which they were distributed.

8.9 Termination of Employment or Service.  Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment or service with the Company for any reason during the Period of Restriction, then any Shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company. The Committee may provide for vesting of Restricted Stock in connection with the termination of a Participant’s employment or service on such basis as it deems appropriate.

ARTICLE IX
Restricted Stock Units

9.1 Grant of Restricted Stock Units.  Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan (with one Unit representing one Share) to such Key Associates and Directors and in such amounts as it shall determine. Participants receiving Restricted Stock Unit Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. No Shares shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement.

9.2 Restricted Stock Unit Agreement.  Each Restricted Stock Unit Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Units granted, and the applicable restrictions and such other provisions as the Committee shall determine. If an Award of Restricted Stock Units is intended to be a Performance-Based Compensation Award, the terms and conditions of such Award, including the Performance Goal and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan which is incorporated by reference into an Agreement and the requirements to satisfy or achieve the Performance Goal as so provided therein shall be considered to be restrictions under the Plan.

Unless otherwise provided in the Agreement, during the Period of Restriction, Participants holding Restricted Stock Units shall have added to their rights all dividends and other distributions which would have been paid with respect to the Shares represented by those Restricted Stock Units if such Shares were outstanding, and such deemed dividends or distributions shall be subject to the same restrictions, vesting and payment as the Restricted Stock Units to which they are attributable. Unless otherwise provided in the Agreement, during the Period of Restriction, any such deemed dividends and other distributions shall be deemed converted to additional Restricted Stock Units based on the Fair Market Value of a Share on the date of payment or distribution of the deemed dividend or distribution.

9.3 Payment after Lapse of Restrictions.  Subject to the provisions of the Agreement, upon the lapse of restrictions with respect to a Restricted Stock Unit, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal (the “RSU Value”) to the product of multiplying (a) the number of Shares with respect to which the restrictions lapse by (b) the Fair Market Value per Share on the date the restrictions lapse.

(a) The Agreement may provide for payment of the RSU Value at the time of settlement or, on an elective or non-elective basis, for payment of the RSU Value at a later date, adjusted (if so, provided in the Agreement) from the date of exercise based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the RSU Value in Shares) set out in the Agreement (the “adjusted RSU Value”). The Committee is expressly authorized to grant Restricted Stock Units which are deferred compensation covered by Section 409A, as well as Restricted, Stock Units which are not deferred compensation covered by Section 409A provided that any deferral of the settlement of a Restricted Stock Unit or any election to defer the settlement of Restricted Stock Unit shall be made in accordance with the requirements of Scetion 409A.

(b) Payment of the RSU Value or adjusted RSU Value to the Participant shall be made in Shares, in cash equal to the value of the Shares, or a combination thereof as determined by the Committee and as provided in the Agreement, valued at the Fair Market Value on the date the restrictions therefor lapse in the case of an immediate payment after vesting or at the Fair Market Value on the date of settlement in the event of an elective or non-elective delayed payment.

9.4 Nontransferability of Restricted Stock Units.  No Restricted Stock Unit granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Restricted Stock Units, and rights in connection therewith, granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

9.5 Termination of Employment or Service.  Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment or service with the Company for any reason during the Period of Restriction, then any Restricted Stock Units still subject to restriction as of the date of such termination shall automatically be forfeited and returned to the Company. The Committee may provide for vesting of Restricted Stock Units in connection with the termination of a Participant’s employment or service on such basis as it deems appropriate.

ARTICLE X
Performance Units

10.1 Grant of Performance Units.  Subject to the terms and conditions of the Plan, Performance Units may be granted to Key Associates and Directors at any time and from time to time as shall be determined by the Committee. Otherwise, the Committee shall have complete discretion in determining the number of Performance Units granted to each Participant. Participants receiving such Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

10.2 Performance Unit Agreement.  Each Performance Unit is intended to be a Performance-Based Compensation Award, and the terms and conditions of each such Award, including the Performance Goal and Performance Period (which may be equal to, less than or more than one year), shall be set forth in an Agreement or in a subplan of the Plan which is incorporated by reference into an Agreement. The Committee shall set the Performance Goal in its discretion for each Participant who is granted a Performance Unit.

10.3 Settlement of Performance Units.  The number of Performance Units earned by a Participant will depend on the extent to which the Performance Goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee. No payout shall be made with respect to any Performance-Based Compensation Award except upon written certification by the Committee that the minimum threshold Performance Goal(s) have been achieved. After a Performance Period has ended, the holder of a Performance Unit shall be entitled to receive the value thereof based on the degree to which the Performance Goals and other conditions established by the Committee and set forth in the Agreement (or in a subplan of the Plan which is incorporated by reference into an Agreement) have been satisfied.

10.4 Form of Payment.  Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Unit shall be made in cash, Shares or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as determined by the Committee.

10.5 Nontransferability of Performance Units.  No Performance Unit granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. All rights with respect to Performance Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

ARTICLE XI
Change in Control

11.1 The provisions of this Section 11.1 shall apply unless otherwise provided in the Award Agreement, or to the extent otherwise determined by the Committee, upon the occurrence of a Change in Control:

(a) Assumption of Outstanding Awards.  Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Awards that are not exercised or paid at the time of the Change in Control shall be assumed by, or substituted with Awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). For the purposes of this Section 11.1(a), an Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may, with the consent of the surviving corporation (or a parent or subsidiary of the surviving corporation), provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the surviving corporation (or a parent or subsidiary of the surviving corporation) substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. After a Change in Control, references to the “Company” as they relate to employment matters shall include the successor employer.

(b) Vesting Upon Certain Terminations of Employment in Connection with a Change in Control.  The Committee shall have the discretion to provide for full or partial vesting of Awards upon a Participant’s involuntary termination of service that occurs in connection with a Change in Control, subject to such terms and conditions set forth in a Participant’s employment agreement, or if none, the Agreement. If any such Awards vest based upon the attainment of certain Performance Goals, the vesting of the Award may accelerate pro rata based on the portion of performance period completed as of the date of the Participant’s termination of service or based on the actual performance of the Company based on a shortened performance period which extends through the end of the fiscal quarter immediately preceding the Participant’s termination of employment or service.

(c) Other Alternatives.  In the event of a Change in Control, if all outstanding Awards are not assumed by, or substituted with Awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may take any of the following actions with respect to any or all outstanding Awards, without the consent of any Participant:

(i) the Committee may determine that the vesting of each outstanding Award shall be accelerated so that each Award shall, immediately prior to the effective date of the Change in Control, become fully vested with respect to the total number of Shares of Stock subject to such Award provided that the vesting of any Award based upon the attainment of certain Performance Goals may accelerate pro rata based on the portion of Performance Period completed as of the date of the Change in Control or based on the actual performance of the Company based on a shortened Performance Period which extends through the end of the fiscal quarter immediately preceding the Change in Control;

(ii) the Committee, in its sole discretion, may determine that, upon the occurrence of a Change in Control of the Company, all or a portion of certain outstanding Awards shall terminate within a specified number of days after notice to the Participants, and each such Participant shall receive an amount equal to the value of such Award on the date of the Change in Control, and with respect to each Share of Stock subject to an Option or SAR, an amount equal to the excess of the Fair Market Value of such Shares immediately prior to the occurrence of such Change in Control (or such other greater amount as the Committee may determine in its sole and absolute discretion to be equitable to prevent dilution or enlargement of Participants’ rights under the Plan) over the exercise price per share of such Option or SAR. Such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its sole discretion, shall determine; and

(iii) after giving Participants an opportunity to exercise all of their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or payment shall take place as of the date of the Change in Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Shares does not exceed the per Share Option exercise price or SAR grant price, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the Option or SAR.

ARTICLE XII
Modification, Extension and Renewal of Awards

Subject to the terms and conditions and within the limitations of the Plan: (a) the Committee may modify, extend or renew outstanding Awards and may modify the terms of an outstanding Agreement, provided that the exercise price of any Award may not be lowered other than pursuant to Section 4.4 herein; and (b) the Committee may accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new Awards pursuant to the Plan in substitution therefor so long as the new or substituted awards do not specify a lower exercise price than the surrendered Awards, and otherwise the new Awards may be of a different type than the surrendered Awards, may specify a longer term than the surrendered Awards, may provide for more rapid vesting and exercisability than the surrendered Awards and may contain any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.

ARTICLE XIII
Amendment, Modification and Termination of the Plan

13.1 Amendment, Modification and Termination.  At any time and from time to time, the Board may terminate, amend or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then traded, listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.

13.2 Awards Previously Granted.  No termination, amendment or modification of the Plan other than pursuant to Section 4.4 herein shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE XIV
Withholding

14.1 Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan.

14.2 Withholding of Shares.  With respect to employees, the Company may require a Participant whose Award granted hereunder has vested, or who exercises an Option or SAR granted hereunder to reimburse the Company for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation or entity in respect of the issuance or disposition of such Shares or the payment of any amounts. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant upon such terms and conditions as the Committee shall in its sole discretion prescribe. The Company, in its discretion, may hold the stock certificate to which such Participant is entitled upon the vesting of an Award or the exercise of a Stock Option or SAR as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated by or paid to the Company. With respect to employees, at any time that the Company, Subsidiary or other entity that employs such Participant becomes subject to a withholding obligation under applicable law with respect to the vesting of an Award or the exercise of an Option (the “Tax Date”), except as set forth below, a Participant may, subject to the approval of the Committee, elect to satisfy, in whole or in part, the Participant’s related personal tax liabilities (an “Election”) by (a) directing the Company to withhold from Shares issuable in the related vesting or exercise either a specified number of Shares of Stock having a specified value (in each case equal to the related minimum statutory personal withholding tax liabilities with respect to the applicable taxing jurisdiction in order to comply with the requirements for a “fixed plan” under Accounting Principles Board Opinion No. 25), (b) tendering Shares of Stock or other securities of the Company previously issued pursuant to the exercise of an Option or other Shares of Stock owned by the Participant, or (iii) combining any or all of the foregoing Elections in any fashion. The foregoing notwithstanding, however, when previously issued Shares of Stock or other securities of the Company are tendered pursuant to an Election, such tender of Shares will not be accepted unless the Participant has held such Shares for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes. An Election shall be irrevocable. The withheld Shares and other Shares of Stock or other securities tendered in payment shall be valued at their Fair Market Value on the Tax Date. The Committee may in its sole discretion disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular Shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate, including conditions or restrictions with respect to Section 16 of the Exchange Act.

ARTICLE XV
Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE XVI
General

16.1 Minimum Vesting Restriction.  Awards shall fully vest over a period that is not less than one year from the date of grant; provided, however, that up to five percent of the Shares of Stock subject to the aggregate share reserve set forth in Section 4.1 as of Effective Date may be subject to Awards that are not subject to the vesting restriction in this Section 16.1.

16.2 Forfeiture Events.  The Committee may specify in an Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that are contained in the Agreement or otherwise applicable to the Participant, a termination of the Participant’s employment or service for cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

16.3 Clawback.  Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

16.4 Deferral of Awards.  The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of Performance Goals or other event that absent the election would entitle the Participant to payment or receipt of Shares of Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

16.5 Requirements of Law.  The granting of Awards and the issuance of Shares of Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or self-regulatory organizations as may be required.

16.6 Effect of the Plan.  The establishment of the Plan shall not confer upon any Key Associate or Director any legal or equitable right against the Company, a Subsidiary or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment or service of any Key Associate or Director, nor is it a contract between the Company or any of its Subsidiaries and any Key Associate or Director. Participation in the Plan shall not give any Key Associate or Director any right to be retained in the service of the Company or any of its Subsidiaries. No Key Associate or Director who receives an Award shall have rights as a shareholder of the Company prior to the date Shares are issued to the Participant pursuant to the Plan.

16.7 Creditors.  The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

16.8 Governing Law.  The Plan, and all Agreements hereunder, shall be governed, construed and administered in accordance with and governed by the laws of the State of Maryland and the intention of the Company is that ISOs granted under the Plan qualify as such under Section 422 of the Code.

16.9 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.10 Unfunded Status of Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

B-1

B-2

SHORE BANCSHARES, INC.

Good things are happening here.™

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
If you requested and received a printed set of proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E04582-P73256

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SHORE BANCSHARES, INC.

The Board of Directors recommends you vote FOR each of the following nominees:

1. Election of Directors:

Nominees:			**For**	**Against**	**Abstain**
1a.	Frank E. Mason, III	Class I (term expires 2019)	☐	☐	☐
1b.	Christopher F. Spurry	Class I (term expires 2019)	☐	☐	☐
1c.	John H. Wilson	Class I (term expires 2019)	☐	☐	☐
1d.	Jeffrey E. Thompson	Class I (term expires 2019)	☐	☐	☐
1e.	David A. Fike	Class II (term expires 2017)	☐	☐	☐
1f.	Clyde V. Kelly, III	Class II (term expires 2017)	☐	☐	☐
1g.	R. Michael Clemmer, Jr.	Class III (term expires 2018)	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. Ratify the appointment of Stegman & Company as the independent registered public accounting firm for 2016.	☐	☐	☐
3. Adopt a non-binding advisory resolution approving the compensation of the named executive officers.	☐	☐	☐
4. Approve the Shore Bancshares, Inc. 2016 Stock and Incentive Compensation Plan.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

E04583-P73256

SHORE BANCSHARES, INC.
Annual Meeting of Shareholders
April 27, 2016 11:00 AM
This proxy is solicited by the Board of Directors

The undersigned shareholder of Shore Bancshares, Inc. (the "Company") hereby appoints: Lloyd L. Beatty, Jr. and James A. Judge, or either of them, the lawful attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of the Company held by the undersigned as of March 7, 2016 at the Annual Meeting of Shareholders called to convene on Wednesday, April 27, 2016, and any adjournment or postponement thereof, for the purposes identified on this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for director should be unavailable to serve for election in accordance with and as described in the Notice of Annual Meeting of Shareholders and Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Change/Comments: ____

____

(If you noted any Address Change and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side